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                                                                     EXHIBIT 2.1

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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                   DATED AS OF

                                  JUNE 29, 2004

                                  BY AND AMONG

                           TGW ACQUISITION CORPORATION

                           THE GOLF WAREHOUSE, L.L.C.,

                          SPORTS CAPITAL PARTNERS, LP,
                         SPORTS CAPITAL WAREHOUSE, L.P.,
                       SPORTS CAPITAL PARTNERS (CEV) LLC,

                            MARNEY ENTERPRISES, INC.,

                                 MARK S. MARNEY,

                               R. MICHAEL MARNEY,

                                       AND

                                RICHARD D. MARNEY

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                                TABLE OF CONTENTS

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ARTICLE I             PURCHASE AND SALE................................................................     1

         Section 1.1           Purchase and Sale of Membership Interests...............................     1

         Section 1.2           Purchase Price..........................................................     1

         Section 1.3           Purchase Price Adjustments..............................................     2

         Section 1.4           Payment of Purchase Price; Escrow Release...............................     2

         Section 1.5           Post-Closing Adjustments................................................     3

         Section 1.6           Tax Characterization....................................................     4

         Section 1.7           Allocation..............................................................     4

         Section 1.8           Payment of Bank Borrowings and Cash Distribution to the Sellers.........     5

ARTICLE II            THE CLOSING......................................................................     5

         Section 2.1           The Closing.............................................................     5

         Section 2.2           Deliveries at the Closing...............................................     5

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................     5

         Section 3.1           Organization and Corporate Power........................................     6

         Section 3.2           Authorization of Transactions...........................................     6

         Section 3.3           Noncontravention........................................................     6

         Section 3.4           Insider Interests.......................................................     6

         Section 3.5           Brokers' Fees...........................................................     7

         Section 3.6           Capitalization..........................................................     7

         Section 3.7           Subsidiaries and Investments............................................     7

         Section 3.8           Financial Statements....................................................     7

         Section 3.9           Events Subsequent to the Latest Balance Sheet...........................     7

         Section 3.10          Absence of Undisclosed Liabilities......................................     8

         Section 3.11          Legal Compliance........................................................     8

         Section 3.12          Title to Assets.........................................................     8

         Section 3.13          Title to Property.......................................................     8

         Section 3.14          Tax Matters.............................................................     9

         Section 3.15          Intellectual Property...................................................     9

         Section 3.16          Contracts and Commitments...............................................    10

         Section 3.17          Insurance...............................................................    11

         Section 3.18          Litigation..............................................................    11
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                                TABLE OF CONTENTS
                                   (continued)

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         Section 3.19          Employees...............................................................    11

         Section 3.20          Employee Benefits.......................................................    11

         Section 3.21          Environmental, Health and Safety Matters................................    12

         Section 3.22          Suppliers...............................................................    12

         Section 3.23          Inventory...............................................................    12

         Section 3.24          Customer List...........................................................    12

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE SELLERS....................................    13

         Section 4.1           Organization of the Sports Capital Entities and Enterprises.............    13

         Section 4.2           Authorization of Transaction............................................    13

         Section 4.3           Noncontravention........................................................    13

         Section 4.4           Brokers' Fees...........................................................    13

         Section 4.5           Title to Membership Interests...........................................    13

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF BUYER..........................................    13

         Section 5.1           Organization of Buyer...................................................    13

         Section 5.2           Authorization of Transaction............................................    13

         Section 5.3           Noncontravention........................................................    14

         Section 5.4           Brokers' Fees...........................................................    14

         Section 5.5           Available Funds.........................................................    14

         Section 5.6           Investment..............................................................    14

ARTICLE VI            COVENANTS........................................................................    14

         Section 6.1           Affirmative Covenants Concerning the Company............................    14

         Section 6.2           Negative Covenants Concerning the Company...............................    15

         Section 6.3           Certain Other Covenants.................................................    15

ARTICLE VII           CONDITIONS TO CLOSING............................................................    16

         Section 7.1           Conditions to Closing Obligations of Buyer..............................    16

         Section 7.2           Conditions to Closing Obligations of the Sellers........................    17

ARTICLE VIII          TERMINATION......................................................................    18

         Section 8.1           Termination.............................................................    18

         Section 8.2           Effect of Termination...................................................    19

ARTICLE IX            SURVIVAL; INDEMNIFICATION........................................................    19

         Section 9.1           Survival................................................................    19
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                                   (continued)

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         Section 9.2           Indemnification by the Sellers..........................................    19

         Section 9.3           Indemnification by Buyer................................................    20

         Section 9.4           Third-Party Claims......................................................    21

         Section 9.5           Objections to Claims for Indemnification................................    21

         Section 9.6           Resolution by the Parties...............................................    21

         Section 9.7           Arbitration.............................................................    21

ARTICLE X             ADDITIONAL AGREEMENTS............................................................    22

         Section 10.1          Press Releases..........................................................    22

         Section 10.2          Transaction Expenses....................................................    22

         Section 10.3          Transfers and Other Taxes...............................................    22

         Section 10.4          Further Assurances......................................................    22

         Section 10.5          Transition Assistance...................................................    22

         Section 10.6          Certain Tax Matters.....................................................    23

         Section 10.7          Noncompetition, Nonsolicitation and Confidentiality.....................    24

ARTICLE XI            DEFINITIONS......................................................................    25

ARTICLE XII           MISCELLANEOUS....................................................................    28

         Section 12.1          No Third Party Beneficiaries............................................    28

         Section 12.2          Entire Agreement........................................................    28

         Section 12.3          Successors and Assigns..................................................    28

         Section 12.4          Counterparts............................................................    28

         Section 12.5          Headings................................................................    28

         Section 12.6          Notices.................................................................    28

         Section 12.7          Governing Law...........................................................    30

         Section 12.8          Amendments and Waivers..................................................    30

         Section 12.9          Incorporation of Exhibits and Schedules.................................    30

         Section 12.10         Construction............................................................    30
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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

            THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is made as of June 29, 2004, by and among TGW Acquisition Corporation, a Delaware corporation ("Buyer"), The Golf Warehouse, L.L.C., a Delaware limited liability company (the "Company"), Sports Capital Partners, LP, a Delaware limited partnership, Sports Capital Warehouse, L.P., a Delaware limited partnership, and Sports Capital Partners (CEV), LLC, a Delaware limited liability company, (collectively, the "Sports Capital Entities"), Marney Enterprises, Inc., a Kansas corporation ("Enterprises"), and Mark S. Marney, R. Michael Marney and Richard D. Marney (collectively, the "Founders"). The Sports Capital Entities, Enterprises and the Founders are collectively referred to herein as the "Sellers", and Buyer, the Sports Capital Entities, Enterprises and the Founders are collectively referred to herein as the "Parties".

            WHEREAS, the Sports Capital Entities own 7,065 Class A Units of the Company in the aggregate; and

            WHEREAS, Marney Enterprises owns 524 Class A Units and 1,920 Class B Units of the Company; and

            WHEREAS, the Founders own 270 Class C Units of the Company in the aggregate (the Class A Units, the Class B Units and the Class C Units are referred to collectively herein as the "Membership Interests" or "Units"); and

            WHEREAS, this Agreement contemplates a transaction in which Buyer will purchase from the Sellers, and the Sellers will sell to Buyer, all of the outstanding Membership Interests of the Company in return for cash consideration set forth below.

            NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

            Section 1.1 Purchase and Sale of Membership Interests. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from the Sellers, and the Sellers agree to sell to Buyer, all of the issued and outstanding Membership Interests for the cash consideration specified below in
Section 1.2.

            Section 1.2 Purchase Price. Subject to adjustments in accordance with Section 1.3, Buyer shall pay to the Sellers in the aggregate $30,000,000 (the "Purchase Price") for all the issued and outstanding Membership Interests. The Purchase Price shall be allocated among the Sellers as set forth in Schedule 1.2, which the Sellers agree is in accordance with Section 5.2 of the Company's Limited Liability Company Agreement.

            Section 1.3 Purchase Price Adjustments.

                  (a) On or before the Closing Date, the Company shall prepare and deliver to Buyer a preliminary unaudited consolidated balance sheet of the Company as of the Closing Date showing a good faith estimate of the amount of the Company's Working Capital as of the Closing Date (the "Reference Balance Sheet") accompanied by a certificate of the chief financial officer of the Company to that effect. The Reference Balance Sheet shall (i) be prepared in accordance with GAAP consistently applied, subject to the absence of footnotes thereto and subject to normal year-end adjustments, and (ii) incorporate all accounting methods utilized by the Company in connection with the preparation of the consolidated balance sheet of the Company as of the Latest Balance Sheet included as part of the Financial Statements (which balance sheet was prepared on the basis of revenue recognition upon the shipment of products); provided, however, that for purposes of preparing the Reference Balance Sheet, the Reference Balance Sheet shall not reflect any liabilities that are to be paid on or prior to the Closing. The Cash amount included in the Working Capital amount on the Reference Balance Sheet shall be at least Three Hundred Thousand Dollars ($300,000).

                  (b) If the Company's Working Capital amount set forth on the Reference Balance Sheet is less than One million Five Hundred Thousand Dollars ($1,500,000) (the amount by which the Working Capital is less than $1,500,000 is referred to herein as the "Working Capital Shortfall"), then the Purchase Price will be reduced by the exact amount of the Working Capital Shortfall. If the Company's Working Capital amount set forth on the Reference Balance Sheet is greater than One Million Five Hundred Thousand Dollars ($1,500,000) (the amount by which the Working Capital is greater than $1,500,000 is referred to as the "Working Capital Surplus"), then the Purchase Price will be increased by the exact amount of the Working Capital Surplus.

            Section 1.4 Payment of Purchase Price; Escrow Release.

                  (a) On the Closing Date, Buyer will (i) pay or cause to be paid to the Sellers (or to such third parties as the Sellers may designate) an aggregate amount equal to the Purchase Price after adjustments as set forth in Section 1.3 less Four Million Dollars ($4,000,000) (the "Escrow Amount"), and (ii) deposit with the escrow agent (the "Escrow Agent") identified in the form of the Escrow Agreement attached hereto as Exhibit 1.4(a) (the "Escrow Agreement") the Escrow Amount, which shall be held in an escrow account (the "Escrow Fund") and disbursed in accordance with the terms of the Escrow Agreement. All payments shall be made by wire transfer of immediately available funds to such bank accounts as shall be designated in writing by the Sellers or the Escrow Agent, as applicable, at least one business day prior to the Closing Date.

                  (b)   (i)   On the 90th day after the Closing Date, the Escrow
            Agent shall distribute from the Escrow Fund to the Sellers on a pro rata basis $500,000 or the balance of the Escrow Fund if such balance on such date is less than $500,000.

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                        (ii)  On the 180th day after the Closing Date, the
            Escrow Agent shall distribute from the Escrow Fund to the Sellers on a pro rata basis $500,000 or the balance of the Escrow Fund if such balance on such date is less than $500,000.

                        (iii) On the first anniversary of the Closing Date, the
            Escrow Agent shall distribute from the Escrow Fund to the Sellers on a pro rata basis $1,500,000 or the balance of the Escrow Fund if such balance on such date is less than $1,500,000.

                        (iv) The funds remaining in the Escrow Fund on the 540th day after the Closing Date shall be paid by the Escrow Agent to the Sellers.

                        (v)   All payments to the Sellers under this paragraph
            (b) shall be made in accordance with and subject to the Escrow Agreement.

                  (c) All payments to the Sellers pursuant to this Section 1.4 and Section 1.5 shall be made pro rata to the Sellers in accordance with their pro rata percentage of the Purchase Price received by them as set forth on Schedule 1.4(c).

            Section 1.5 Post-Closing Adjustments.

                  (a)   As soon as possible and in any event no later than sixty
      (60) days following the Closing Date, Buyer shall cause to be prepared and delivered to the Sellers the final unaudited consolidated balance sheet of the Company as of the Closing Date showing the amount of the Company's Working Capital as of the Closing Date (the "Closing Date Balance Sheet") accompanied by a certificate of the chief financial officer of Buyer to that effect. The Closing Date Balance Sheet shall (i) be prepared in accordance with GAAP consistently applied, subject to the absence of footnotes thereto and subject to normal year-end adjustments, and (ii) incorporate all accounting methods utilized by the Company in connection with the preparation of the consolidated balance sheet of the Company as of the Latest Balance Sheet included as part of the Financial Statements (which balance sheet was prepared on the basis of revenue recognition upon the shipment of products); provided, however, that for purposes of preparing the Closing Date Balance Sheet, the Closing Date Balance Sheet shall not reflect any liabilities that were paid on or prior to the Closing.

                  (b) Unless within thirty (30) calendar days after receipt of the Closing Date Balance Sheet the Seller Representative shall deliver to Buyer a statement describing his objections to the Closing Date Balance Sheet (a "Statement of Objection"), the amount of the Working Capital reflected on the Closing Date Balance Sheet shall be deemed final and binding on the parties hereto.

                  (c) If the Seller Representative shall deliver to Buyer a timely Statement of Objection, Buyer and the Seller Representative and their respective independent accountants shall attempt in good faith to resolve such dispute within fifteen (15) calendar days after receipt by Buyer of such Statement of Objection. In the event that such parties are unable to resolve such dispute within such period, such parties agree

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      that KPMG LLP (Chicago office) (or such other nationally recognized accounting firm mutually agreed to by the parties) (the "Arbitrator") shall be retained to resolve such dispute as soon as reasonably practicable. The fees and expenses of the Arbitrator shall be shared equally by the Sellers on one hand and Buyer on the other hand.

                  (d) Buyer and the Seller Representative shall direct the Arbitrator to review the books and records of the Company as necessary in order to verify the accuracy of the Closing Date Balance Sheet and the determination of the Working Capital. The determination of the Arbitrator as to the Working Capital on the Closing Date Balance Sheet shall be final and binding upon the parties hereto, as well as the Escrow Agent.

                  (e) After the determination of the final Working Capital amount on the Closing Balance Sheet in accordance with this Section 1.5:

                        (i) If the Company's Working Capital amount on the Closing Date Balance Sheet exceeds the Working Capital amount on the Reference Balance Sheet (the amount by which the Working Capital on the Closing Balance Sheet is greater than the Working Capital on the Reference Balance Sheet is referred to herein as the "Understatement"), then Buyer shall pay the amount of the Understatement to the Sellers within ten (10) days after the Working Capital on the Closing Date Balance Sheet is determined final.

                        (ii) If the Company's Working Capital amount set forth on the Closing Date Balance Sheet is less than the Working Capital amount set forth on the Reference Balance Sheet (the amount by which the Working Capital on the Closing Balance Sheet is less than the Working Capital on the Reference Balance Sheet is referred to herein as the "Overstatement"), then (i) if such Overstatement is $100,000 or less, then the Escrow Agent shall disburse to Buyer the amount of the Overstatement from the Escrow Fund immediately after the Working Capital on the Closing Date Balance Sheet is determined final or
            (ii) if such Overstatement is more than $100,000, then each of the Sellers shall pay its or his pro rata amount of the Overstatement based on the percentages set forth in Schedule 1.4(c) to Buyer within thirty (30) days after the Working Capital on the Closing Date Balance Sheet is determined final.

            Section 1.6 Tax Characterization. Buyer and the Sellers acknowledge that the sale of the Units contemplated hereunder is, and shall be treated as a purchase of the assets of the Company by Buyer for federal, state, local and foreign income Tax purposes. Buyer and each Seller shall file all of their respective income Tax Returns in connection therewith in a manner consistent with such treatment and shall take no position contrary thereto unless required to do so by applicable Tax laws.

            Section 1.7 Allocation. Schedule 1.7 sets forth an allocation of the Purchase Price (and all other capitalized costs) among the assets of the Company in accordance with Section 1060 of the Code and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate). Buyer and the Sellers shall report, act and file Tax Returns (including, but not limited to IRS Forms 8594) in all respects and for all purposes

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consistent with Schedule 1.7. Neither Buyer nor any Seller shall take any position (whether in audits, Tax Returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable law.

            Section 1.8 Payment of Bank Borrowings and Cash Distribution to the Sellers. Immediately prior to the Closing, the Sellers will cause the Company
(a) first, to pay in full all borrowings under the Company's line of credit and bank installment loans ("Bank Facility") set forth on Schedule 1.8 and (b) second, to pay the Sellers an amount in the aggregate equal to the Seller's good faith estimate of the consolidated Cash of the Company in excess of $300,000 as of the Closing. The Sellers may cause the Company to make any such payment to them in the form of a distribution or any other similar transaction.

                                   ARTICLE II

                                   THE CLOSING

            Section 2.1 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the 29th day of June 2004 at 10:00 a.m. New York City time following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

            Section 2.2 Deliveries at the Closing. Subject to the terms and conditions set forth herein, at the Closing:

                  (a) Buyer shall pay the Purchase Price less the Escrow Amount to the Sellers in accordance with Section 1.4(a);

                  (b) Buyer shall deposit the Escrow Amount with the Escrow Agent in accordance with Section 1.4(a)

                  (c) Buyer will deliver to the Sellers (i) the various certificates, instruments and documents referred to in Section 7.2, and (ii) such other documents required to effect the transactions contemplated hereby as the Sellers may reasonably request in form and substance reasonably satisfactory to the Sellers and consistent with the provisions of this Agreement; and

                  (d) The Company and/or the Sellers, as the case may be, will deliver to Buyer (i) the various certificates, instruments and documents referred to in Section 7.1, (ii) all books and records of the Company and (iii) such other documents required to effect the transactions contemplated hereby as Buyer may reasonably request in form and substance reasonably satisfactory to Buyer and consistent with the provisions of this Agreement.

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                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Representations and Warranties of the Company. The Company represents and warrants to Buyer as follows, except as otherwise disclosed in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III; provided, however, that a matter disclosed in reference to any particular section or subsection will be deemed to be disclosed for purposes of any other section or subsections of this Article III, if the matter is disclosed in such a way to make its relevance to such other sections or subsections reasonably apparent.

            Section 3.1 Organization and Corporate Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified. Schedule 3.1 lists all of the jurisdictions in which the Company is qualified to do business as a foreign company. The Company has full power and authority and all licenses, permits and authorizations necessary to own, lease and operate its properties and business and to conduct its business.

            Section 3.2 Authorization of Transactions. The Company has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been authorized by all requisite action on the part of the Company, no other proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws and to general principles of equity (whether considered in proceedings at law or in equity (collectively, "Bankruptcy Exceptions")).

            Section 3.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Company is subject, (B) violate any provision of the Operating Agreement or other constitutive documents or (C) conflict with, result in a breach of, or constitute a default under, any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which the Company is bound, except for any such violations, breaches or defaults that could not reasonably be expected to have a Material Adverse Effect. The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order for the Parties to enter into this Agreement and to consummate the transactions contemplated by this Agreement, except for any notice, filing, authorization, consent or approval the absence of which could not reasonably be expected to have a Material Adverse Effect.

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            Section 3.4 Insider Interests. No officer, director, member or, to the Company's knowledge Affiliate of the Company and, to the knowledge of the Company, no relative of such an officer, director, member or Affiliate has any agreement with the Company or any interest in any property (real, personal or mixed, tangible or intangible) used by or pertaining to the Company, except solely as a member or Affiliate or employee.

            Section 3.5 Brokers' Fees. Except with respect to Thomas Weisel Partners, the Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. The fees and expenses owed Thomas Weisel Partners in connection with the transactions contemplated hereby shall be paid by the Sellers and not the Company.

            Section 3.6 Capitalization. Schedule 3.6 lists the legal and beneficial owners of Units in the Company, and no other Units or equity interests in the Company have been authorized, have been issued or are outstanding. There are no subscription rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any equity interest in the Company (other than this Agreement). There are no voting trusts, proxies or other agreements or understandings the respect to the voting of any equity interests in the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any equity interests in the Company.

            Section 3.7 Subsidiaries and Investments. Schedule 3.7 lists all Subsidiaries. Other than the Subsidiaries, the Company does not own, directly or indirectly, any stock, partnership interest, limited liability company interest or other security or ownership interest in, or any security issued by, any other Person.

            Section 3.8 Financial Statements. Attached hereto as Schedule 3.8 are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income as of and for the year ended December 31, 2003, 2002 and 2001 for the Company, and (ii) unaudited balance sheet and statement of income (the "Recent Financial Statements") as of and for the three months ended March 31, 2004. The Financial Statements have been prepared in accordance with GAAP throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations and cash flows of the Company for such periods; provided that the Recent Financial Statements do not contain footnotes and are subject to normal year-end and audit adjustments. The unaudited balance sheet of the Company as of March 31, 2004 is referred to herein as the "Latest Balance Sheet".

            Section 3.9 Events Subsequent to the Latest Balance Sheet. Since the date of the Latest Balance Sheet, there has not been any material adverse change in the business, assets, financial condition, or operating results of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). Since that date:

                  (a) the Company has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than inventory in the ordinary course of business and assets having an aggregate fair market value not in excess of $100,000

                  (b) the Company has not entered into any transaction with any of its directors, officers, employees or Affiliates or any third party other than in the ordinary course of business and other than transactions involving amounts that do not exceed $50,000 in the aggregate per annum;

                  (c) there has not been any other occurrence, event, or transaction outside the ordinary course of business involving the Company and which is material and adverse;

                  (d) the Company has not redeemed or purchased, directly or indirectly, any of its equity securities or declared or paid any distributions;

                  (e) the Company has not issued, sold or transferred any of its equity securities;

                  (f) the Company has not borrowed any amount or issued or exchanged any notes or other evidences of any Indebtedness or incurred or become subject to any obligations or liabilities (whether absolute or contingent), except under the Company's bank agreement and current liabilities incurred in the ordinary course of business consistent with past practice; and

                  (g)   the Company has not agreed to do any of the foregoing.

            Section 3.10 Absence of Undisclosed Liabilities. The Company has no liability (whether absolute or contingent, and whether accrued or unaccrued), except for (a) liabilities reflected on the Latest Balance Sheet, (b) liabilities under this Agreement and agreements, contracts, purchase orders and other similar arrangements set forth on Schedule 3.10 attached hereto, (c) liabilities incurred in the ordinary course of business consistent with past practice and (d) liabilities under unclaimed property or escheat laws which will not exceed $25,000 in the aggregate (none of which, alone or in the aggregate, will have a Material Adverse Effect).

            Section 3.11 Legal Compliance. The Company has complied and is in compliance with all applicable laws, rules and regulations, except where failure to so comply would not have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, complaint, claim, demand, or notice has been filed or pending, or to the Company's knowledge threatened, against the Company alleging any failure to so comply.

            Section 3.12 Title to Assets. The Company owns good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet due and payable) to all of the properties and assets reflected on the Latest Balance Sheet, except for the properties and assets which have been disposed of in the ordinary course of business and the properties leased by the Company. To the Company's knowledge, the facilities, machinery, equipment and other tangible assets of the Company are in good operating condition and repair (except ordinary wear and tear), are fit for their particular purpose, and are usable in the ordinary course of business.

The Company owns or leases under valid leases all of the assets necessary to allow the Company to conduct its business as it is currently conducted in all material respects.

            Section 3.13 Title to Property.

                  (a)   The Company owns no real property.

                  (b) Schedule 3.13 sets forth a list of all of the leases and subleases ("Leases") and each leased and subleased parcel of real property in which the Company has a leasehold and subleasehold interest (the "Leased Real Property"). Each of the Leases is in full force and effect and the Company holds a valid and existing leasehold or subleasehold interest under each of the Leases. With respect to each Lease: (i) subject to Bankruptcy Exceptions, the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) subject to Bankruptcy Exceptions, the Lease will continue to be legal, valid, binding, enforceable and in full force and effect following the Closing; and (iii) neither the Company nor, to the Company's knowledge any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease.

            Section 3.14 Tax Matters. (a) The Company has timely filed all Tax Returns which are required to be filed and has paid all Taxes due and payable by the Company on such Tax Returns or otherwise, except where the failure to file such Tax Returns or to pay such Taxes would not have a Material Adverse Effect;
(b) all such Tax Returns are true, complete and accurate in all material respects; (c) the Company has made available to Buyer copies of all such Tax Returns for taxable periods ended on or after December 31, 2000; (d) no action, suit, proceeding or audit regarding Taxes is now in progress or proposed in writing against the Company; (e) the Company has not requested or been granted an extension of the time for filing any Tax Return which has not yet been filed;
(f) the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;
(g) the Company has withheld and paid all Taxes required to have been withheld and paid, including Taxes withheld and paid in connection with amounts paid or owing to any member, employee, independent contractor, creditor or other third party; (h) the Company is not a party to any Tax sharing or similar agreement; and (i) the Company has been treated as a partnership and not as an association taxable as a corporation for federal income tax purposes since its inception.
Schedule 3.14 sets forth a list of all states and foreign countries in which the Company files Tax Returns.

            Section 3.15 Intellectual Property.

                  (a) Schedule 3.15 contains a complete and accurate list of all (1) patented or registered Intellectual Property Rights owned, filed or used by or on behalf of the Company, (2) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company, (3) trade names and corporate names and unregistered trademarks and service marks owned or used by the Company, (4) computer software owned and/or used by the Company (other than mass-marketed software with a license fee of less than $50,000), and (5) licenses or similar agreements or arrangements for Intellectual Property Rights to which the Company is a party, either as licensee or licensor. The loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any of its Subsidiaries would not reasonably be expected to have a Material Adverse Effect.

                  (b)   (1)   The Company owns or has a license to use all of
      the Intellectual Property Rights necessary for the operation of the business of the Company as such business is currently conducted, except for any failure to so own or have a license to use that could not reasonably be expected to have a Material Adverse Effect, (2) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property Rights has been received by the Company or is outstanding or, to the Company's knowledge, threatened, and
      (3) the Company has not received any notices of any alleged infringement or misappropriation by any third party with respect to the Intellectual Property.

            Section 3.16 Contracts and Commitments. Schedule 3.16 sets forth a list of all material contracts of the Company (each, a "Material Contract"). Other than the Material Contracts, the Company is not a party to or bound by, whether written or oral any:

                  (a) (i) contract for the employment of any officer, individual employee, or other person or entity on a full-time, part-time, consulting or other basis or (ii) agreement relating to loans to or from officers, directors or Affiliates;

                  (b) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a Lien on any asset or group of assets of the Company;

                  (c) guarantee of any obligation for borrowed money or otherwise;

                  (d) agreement with respect to the lending or investing of funds;

                  (e) lease or agreement under which it is lessee of or holds or operates any property, real or personal, owned by any other party;

                  (f) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

                  (g) assignment, license, indemnification or agreement with respect to any form of intangible property, including any patent, trademark, trade name, copyright, know-how, trade secret or confidential information;

                  (h) except for purchase orders for inventory in the ordinary course of business, contract or group of related contracts with the same party for the purchase or sale of products or services or for future expenditures of the Company in excess of $100,000;

                  (i) contract relating to the distribution, marketing or sales of its products other than purchase orders, customer orders and contracts involving aggregate consideration in any 12-month period of less than $100,000; and

                  (j) any other agreement not entered into in the ordinary course of business which obligates the Company in excess of $50,000 per annum or has a term remaining beyond one year from the Closing Date.

Subject to Bankruptcy Exceptions, each Material Contract is, and will continue to be immediately following the Closing, legal, valid, binding, enforceable and in full force and effect. The Company, and to the Company's knowledge each other party to the Material Contract, has performed all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any Material Contract, except for any such nonperformance, breach or default that could not reasonably be expected to have a Material Adverse Effect; and to the Company's knowledge no event has occurred which with the passage of time or the giving of notice would result in a default, breach or event of noncompliance under any such agreement and would allow any other party to such agreement to terminate, modify or accelerate any rights under any such agreement.

            Section 3.17 Insurance. Schedule 3.17 lists each insurance policy maintained by the Company with respect to its properties, assets and business. All of such insurance policies are in full force and effect, the Company has paid all premiums due thereon through the date of this Agreement and through the Closing Date, and the Company is not in default with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any of such insurance policies. All insurance policies applicable to the matters described in Schedule 3.17 will continue to be made available to the Company following the Closing.

            Section 3.18 Litigation. Other than routine, immaterial claims by customers relating to customer purchases, there are no claims actions, suits, proceedings, orders, governmental investigations or inquiries or claims pending or, to the Company's knowledge, threatened against the Company, the Company's assets or the equity interests of the Company, before or by any court, governmental department, commission, board, bureau, agency or instrumentality. The Company is in compliance with all of its obligations under any settlement agreements pertaining to litigation settled by the Company within the last three years, except for any non-compliance of such obligations that could not reasonably be expected to have a Material Adverse Effect.

            Section 3.19 Employees.

            (A) The Company has complied and is in compliance in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and (B) to the Company's knowledge no current or former employee of the Company has any claim against the Company for (x) overtime pay, wages, salary or bonus, excluding current payroll periods; (y) vacation time, excluding time earned in the current payroll periods; or (z) any violation of any statute, ordinance or regulation relating to wages, maximum hours or other terms or conditions of employment of such employee, including, without limitation, any claim, or basis thereof for any action or proceeding against the Company relating to an unfair labor practice, discrimination in employment, sexual harassment or occupational and health safety standards. There is not now pending any charge or complaint against the Company or any of the Company's employees, officers or directors by the National Labor Relations Board, any state or local labor or employment agency or any representative thereof.

            Section 3.20 Employee Benefits. Neither the Company nor any Affiliates has at any time maintained, contributed to or had any liability (under or with respect to) and does not currently maintain, contribute to or have any liability under (or with respect to): (A) any written or oral "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not terminated; (B) any written or oral deferred compensation, retirement, severance, equity, bonus, incentive, fringe benefit, or other employee welfare plan, program, policy or arrangement of any kind, whether or not terminated; or
(C) any Multiemployer Plan with respect to any employee, officer, director or consultant of the Company. The Company has timely filed all Form 5500s, which are required to be filed. Schedule 3.20 hereto contains an accurate and complete list of each collective bargaining agreement and each other written or oral agreement, arrangement or policy of any kind with or for the benefit of any employee, officer, director or consultant of the Company (including, without limitation, each employment agreement) with respect to which the Company has any liability.

            Section 3.21 Environmental, Health and Safety Matters.

                  (a) The Company has complied and is in compliance, in all material respects, with all Environmental and Safety Requirements.

                  (b) Without limiting the generality of the foregoing, the Company has, in all material respects, obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of its business.

                  (c) The Company has not received any written notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Company or its facilities and arising under Environmental and Safety Requirements.

            Section 3.22 Suppliers. Schedule 3.22 lists the ten largest suppliers of the Company during the twelve-month period ended December 31, 2003. No such supplier has terminated or materially reduced its business with the Company in the last 12 months, which reduction could reasonably be expected to have a Material Adverse Effect. The Company has not received, and has no knowledge of, any notice that any such supplier intends to terminate or materially reduce its business with the Company.

            Section 3.23 Inventory. All inventory of the Company is new and saleable (other than used inventory which is clearly identified as such and damaged inventory which the Company can return to suppliers or otherwise obtain credit) in the ordinary course of business and is not obsolete, subject to adequate reserves which have been provided in the Financial Statements. The present quantity and quality of inventory is reasonable and adequate to conduct the Company's business in the ordinary course consistent with past practice. The Company's inventory in the Latest Balance Sheet is valued at the lower of cost or fair market value, all in accordance with GAAP consistently applied.

            Section 3.24 Customer List. Schedule 3.24 sets forth a complete and accurate list in all material respects of the number of multi- and single-buyer customers who have purchased merchandise from the Company for the periods indicated.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

            Representations and Warranties of the Sellers. Each of the Sellers, severally and not jointly, represents and warrants to Buyer as follows:

            Section 4.1 Organization of the Sports Capital Entities and Enterprises. Such Seller that is not an individual is a corporation, partnership or limited liability company duly organized, validly existing, and in good standing under the laws of the States of Delaware or Kansas, as the case may be.

            Section 4.2 Authorization of Transaction. Such Seller has full power and authority to execute and deliver this Agreement and to perform its or his obligations hereunder. The execution and consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Sports Capital Entities and Enterprises. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to Bankruptcy Exceptions.

            Section 4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Seller is subject, (b) violate any provision of any organizational document of the Sports Capital Entities or Enterprises or (c) conflict with, result in a breach of, constitute a default under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is a party or by which it or he is bound or to which any of its or his assets is subject.

            Section 4.4 Brokers' Fees. Except with respect to Thomas Weisel Partners, such Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            Section 4.5 Title to Membership Interests. Such Seller has good and marketable title to the Membership Interests owned by such Seller as set forth in this Agreement, free and clear of all Liens.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Representations and Warranties of Buyer. Buyer represents and warrants to the Sellers as follows:

            Section 5.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

            Section 5.2 Authorization of Transaction. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to Bankruptcy Exceptions.

            Section 5.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its organizational documents or (b) conflict with, result in a breach of, constitute a default under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

            Section 5.4 Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, other than Roth Capital, LLC.

            Section 5.5 Available Funds. Buyer has sufficient cash on-hand or available through its credit facility to fund the Purchase Price.

            Section 5.6 Investment. Buyer is not acquiring the Units with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

                                   ARTICLE VI

                                    COVENANTS

            Section 6.1 Affirmative Covenants Concerning the Company. Following the date hereof and at all times prior to the Closing Date, the Company shall:

                  (a) (i) conduct the Company's business in the ordinary course of business and (ii) preserve intact the Company's business organization, Intellectual Property Rights, contracts, licenses, permits and authorizations;

                  (b) maintain the Company's cash management practices, maintain the Company's policies, practices and procedures with respect to collection of trade receivables and pay vendors in accordance with its normal payment terms consistent with past practice, in each case, in the ordinary course of business;

                  (c) comply in all material respects with all legal requirements and contractual obligations applicable to or binding upon the Company or relating to the Company's business or assets; and

                  (d) use the Company's reasonable efforts to satisfy each of the Closing conditions expressly set forth in Section 7.1 as soon as practicable.

            Section 6.2 Negative Covenants Concerning the Company. Following the date hereof and at all times prior to the Closing Date (except as otherwise provided in this Agreement), the Company shall not:

                  (a) mortgage, pledge or subject to any Lien (except those for Taxes not yet due and payable) any of the Company's assets;

                  (b) terminate or in any way encourage the resignation of any key employee for any reason other than such employee's gross negligence or willful misconduct;

                  (c) enter into any agreements (i) for the purchase of goods for consideration in excess of $100,000 other than purchase orders for inventory in the ordinary course of business, or (ii) any contract for the purchase of equipment in excess of $50,000, in each case without obtaining the prior written approval of Buyer;

                  (d) issue or authorize the issuance of, or purchase or propose the purchase of, any equity interests of the Company, or declare, pay, make or otherwise effectuate any cash distributions or any distributions, redemptions or other transactions involving the Company's equity interests;

                  (e) take any action or inaction which would result in the representations and warranties contained in Article 3 or elsewhere in this Agreement or in any schedule, attachment or exhibit hereto or in any certificate delivered by the Sellers to Buyer to not be true and correct in all respects as of the Closing; or

                  (f)   enter into any commitment to do any of the foregoing.

            Section 6.3 Certain Other Covenants.

                  (a) Reasonable Access. At all times prior to the Closing Date, the Company will permit Buyer, Buyer's Affiliates, and their respective employees, accountants, legal counsel and other representatives to have reasonable access (at reasonable times, upon reasonable notice, through coordination with a representative of Thomas Weisel Partners and in a manner so as not to interfere with the normal business operations of the Company) to the premises, properties, personnel, books, records, contracts, Tax records, and documents of or pertaining to the Company and its business, as is reasonably necessary to consummate the transactions contemplated herein.

                  (b) Notice of Developments. At all times prior to the Closing Date, (i) each of the Company and the Sellers will give prompt written notice to Buyer of the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of the Company or such Seller, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) each Party will give prompt written notice to the other of any development adversely affecting the ability of the notifying Party to consummate the transactions contemplated by this Agreement. No disclosure by any Party pursuant to this Section 6.3(b)(ii) shall be deemed to amend or supplement the schedules attached hereto delivered by such Party or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by such Party.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

            Section 7.1 Conditions to Closing Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby is subject to satisfaction at or prior to the Closing Date of the following conditions:

                  (a) the representations and warranties of the Company set forth in Article 3 and of the Sellers set forth in Article 4 shall be true and correct in all material respects, in each case at and as of the Closing Date, as though the Closing Date were substituted for the date hereof throughout such representations and warranties, except for representations and warranties that are made by their terms as of a specified date, which shall be true and correct as of a specified date, and except for changes contemplated by this Agreement;

                  (b) each of the Sellers and the Company shall have performed and complied in all material respects with all of their respective covenants and agreements set forth in this Agreement through the Closing Date;

                  (c) all governmental or third party filings, licenses, consents, authorizations, waivers and approvals that are required to be made or obtained for and the transactions contemplated hereby will have been duly made and obtained;

                  (d) as of the Closing Date, no suit, action or proceeding before any court or administrative agency shall be pending wherein any adverse judgment, decree, order or injunction would (i) prevent the consummation of the transactions contemplated by this Agreement,
            (ii) cause any of such transactions to be rescinded following consummation of the transactions contemplated by this Agreement, or (iii) materially and adversely affect the right of the Company to operate or control the Company's business or assets;

                  (e) as of the Closing Date, the Company shall have Cash on hand of $300,000 after paying in full all borrowings under the Bank Facility;

                  (f) the Professional Services Agreement, dated as of October 14, 1999, by and between Sports Capital Partners, L.L.C. and the Company shall have been terminated;

                  (g) each of (i) Senior Management Agreement, dated as of October 14, 1999, by and between Mark S. Marney and the Company,
            (ii) Senior Management Agreement, dated as of October 14, 1999, by and between R. Michael Marney and the Company, and (iii) Senior Management Agreement, dated as of October 14, 1999, by and between Richard D. Marney and the Company shall have been terminated;

                  (h) each of the Founders shall have entered into an employment agreement with the Company, substantially in the form of
            Exhibit 7.1(h) (the "Employment Agreement");

                  (i) the Company shall have delivered to Buyer (i) a certificate signed by an officer of the Company and each of the Sellers to the effect that each of the conditions specified above in subsections (a) - (g), inclusive, are satisfied in all respects; and
            (ii) an opinion of counsel for the Company and the Sellers in the form attached hereto as Exhibit 7.1(i); and

                  (j) the suppliers listed on Schedule 3.22 and The Golf Channel shall have indicated their intention to continue their relationship with the Company after the Closing.

            Section 7.2 Conditions to Closing Obligations of the Sellers. The obligation of the Sellers to consummate the transactions contemplated hereby is subject to satisfaction at or prior to the Closing Date of the following conditions:

                  (a)   Buyer's representations and warranties set forth in
            Article 5 shall be true and correct in all material respects, in each case at and as of the Closing Date, as though the Closing Date were substituted for the date hereof throughout such representations and warranties, except for representations and warranties that are made by their terms as of a specified date, which shall be true and correct as of a specified date and except for changes contemplated by this Agreement;

                  (b) Buyer shall have performed and complied in all material respects with all of its covenants and agreements set forth in this Agreement through the Closing Date;

                  (c) all governmental or third party filings, licenses, consents, authorizations, waivers and approvals that are required to be made or obtained for and the transactions contemplated hereby will have been duly made and obtained;

                  (d) Buyer shall have delivered to the Company a certificate signed by an officer of Buyer to the effect that each of the conditions specified in subsections (a) and (b) are satisfied in all respects and;

                  (e) Buyer shall have sufficient cash on hand or available under its credit facility to fund the Purchase Price.

All actions to be taken by any Party in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the other Party. Any Party may waive any condition to such Party's obligation, in whole or in part, specified in this Article 7 if or he executes a writing so stating at or prior to the Closing Date; provided, however, that consummation of the Closing by a Party prior to the satisfaction of any closing condition in this Article 7 shall not operate as a waiver of any indemnification rights such Party may otherwise have hereunder as a result of any breach of any representation, warranty or covenant of any other Party contained.

                                  ARTICLE VIII

                                   TERMINATION

            Section 8.1 Termination. The Parties may terminate this Agreement as provided below:

                  (a) Buyer and the Sports Capital Entities may terminate this Agreement on behalf of all Sellers by mutual written consent at any time prior to the Closing.

                  (b) Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing Date in the event the Sellers are in material breach of any representation, warranty, covenant or closing condition contained in this Agreement and such breach has not been cured within thirty (30) days after notice of such breach.

                  (c) The Sports Capital Entities may terminate this Agreement on behalf of all Sellers by giving written notice to Buyer at any time prior to the Closing Date in the event Buyer is in material breach of any representation, warranty, covenant or closing condition contained in this Agreement and such breach has not been cured within thirty (30) days after notice of such breach.

                  (d) Buyer may terminate this Agreement at any time prior to the Closing Date if the Closing shall not have occurred on or prior to the close of business on July 15, 2004 as a result of the non-satisfaction of the conditions set forth in Section 7.1; provided that Buyer is not in material breach of any of its representations, warranties or covenants contained in this Agreement; and provided, further, that Buyer will not be entitled to terminate this Agreement pursuant to this Article 8 if Buyer's willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

                  (e) The Sports Capital Entities may terminate this Agreement on behalf of all Sellers by giving written notice to Buyer at any time prior to the Closing Date if the Closing shall not have occurred on or before the close of business on July 15, 2004 as a result the non-satisfaction of the conditions set forth in Section 7.2; provided that the Sellers are not in material breach of any of its representations, warranties or covenants contained in this Agreement; and provided, further, that the Sports Capital Entities will not be entitled to terminate this Agreement pursuant to this
            Article 8 if the Sellers' willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

            Section 8.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that Articles 9, 11 and 12 and the Non Disclosure Agreement shall survive such termination.

                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

            Section 9.1 Survival. All representations, warranties, covenants and agreements set forth in the this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby notwithstanding any examination made for or on behalf of any Party provided that (i) the representations and warranties contained in Section 3.14 and Section 3.21 shall survive until 30 days following the expiration of the applicable statute of limitations for third-party or governmental claims in respect thereof, (ii) the representations and warranties contained in Section 3.2, Section 3.5 and Section
4.5 shall survive indefinitely and (iii) all other representations and warranties contained in Article 3 shall terminate at midnight, New York City time, 18 months following the Closing Date except to the extent that a claim has been made by the Buyer Parties in respect of a breach thereof on or prior to such date.

            Section 9.2 Indemnification by the Sellers. The Sellers shall severally, and not jointly, indemnify Buyer and its Affiliates, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Buyer Parties") and shall hold each of them harmless from and against and pay on behalf of or reimburse such Buyer Parties in respect of any loss (including, without limitation, diminution in value), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses, court costs and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses") which any such Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                        (a) the breach of any representation or warranty of the Sellers or the Company contained in this Agreement or any schedule or exhibit hereto;

                        (b) the breach of any covenant or agreement of the Sellers or the Company contained in this Agreement; or

                        (c) the assertion or recovery against any of the Buyer Parties of any liability or obligation of the Company or the Sellers for Taxes for any period or portion thereof ending on or before the Closing Date.

                        Notwithstanding the foregoing, the obligation of the Sellers to provide indemnification pursuant to this Section 9.2 shall be subject to the following limitations:

                  (i) The Sellers shall have no obligation to provide indemnification unless the Losses exceed $250,000 in the aggregate (in which event the Sellers shall provide indemnification for all such Losses);

                  (ii)        The Sellers' total liability pursuant to this
            Section 9.2 for Losses shall be limited to $4,000,000 and each Seller's individual liability (in the aggregate not per individual claim) shall not exceed such Seller's pro rata share of such Losses based upon the percentage of the Purchase Price received by such Seller;

                  (iii) No Seller shall be liable for any Losses arising from the breach of any representation or warranty of any other Seller contained in Article 4; and

                  (iv) the amount of Losses for which indemnification is provided under this Section 9.2 shall be offset by (A) amounts that are reimbursable by insurance and (B) any Tax benefits realized from the Loss in the year such Loss is realized. After the Closing, the indemnity provisions contained in this Section 9.2 shall be the Buyer Parties' sole and exclusive remedy for breaches of this Agreement. Buyer agrees to use commercially reasonable efforts to make any claims for insurance, Tax benefits and/or indemnification available from a third party(ies) with respect to Losses for which it will seek indemnification hereunder and to diligently pursue such claims in good faith. If any such insurance proceeds and/or other amounts are received by any Buyer Party of any amount otherwise required to be paid to any Buyer Party pursuant to this Section 9.2, Buyer shall repay to the Sellers, promptly after receipt of such insurance proceeds and/or other amounts, the amount that the Sellers would not have had to pay pursuant to this Section 9.2 had such insurance proceeds and/or other amounts been received by the Buyer Parties prior to such Sellers' payment under this Section 9.2.

                  (v) Nothing contained herein shall prevent Buyer from bringing, and the time limitations set forth in Section 9.1 shall not apply to, a claim for fraud or willful misconduct against the Sellers.

                  (vi) To the extent that the Sellers have any obligation or liability pursuant to this Section 9.2, such obligation or liability shall be discharged solely through the Escrow Fund (to the extent then available) in accordance with the Escrow Agreement and this Agreement.

            Section 9.3 Indemnification by Buyer. Buyer shall indemnify the Sellers, and their respective Affiliates, officers, directors, members, employees, agents, representatives, successors and permitted assigns (collectively, the "Seller Parties") from and against and pay on behalf of or reimburse such Seller Parties in respect of any Loss which any Seller Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (i) the breach of any representation or warranty of Buyer contained in this Agreement or any schedule or exhibit hereto and (ii) the breach of any covenant or agreement of Buyer contained in this Agreement.

            Section 9.4 Third-Party Claims.

                  (a) Procedures. In the event any demands or claims are asserted against a Buyer Party or any actions, suit or proceedings are commenced against a Buyer Party for which the Sellers are obligated to indemnify such Buyer Party under Section 9.2, then Buyer shall give prompt notice thereof to the Sellers in order to permit the Sellers the necessary time to evaluate the merits of such demand, claim, action, suit or proceeding. The Sellers shall have the right, but not the obligation, to assume the defense of any such claim. In the event the Sellers do not notify Buyer that they are assuming the defense of such claim within thirty (30) days after receipt of notice of the claim from Buyer, Buyer shall, and shall cause the Buyer Parties to, at the Sellers' expense vigorously defend any actions, suits or proceedings that are subject to indemnification pursuant to Section 9.2 with counsel reasonably acceptable to the Sellers, unless the Sellers have authorized settlement of such action, suit or proceeding. Buyer, if the Sellers have assumed the defense of such claim, or the Sellers, if they have not assumed the defense of such claim, shall be entitled to participate in the defense of any such action, with their counsel and at their own expense.

                  (b) Settlement and Compromise. Neither Buyer nor a Buyer Party may settle or compromise any demands, claims, actions, suits or proceedings for which the Buyer Parties have sought indemnification from the Seller without the Sellers' consent (such consent not to be unreasonably withheld). The Sellers may not settle or compromise any demands, claims, actions, suits or proceedings for which the Buyer Parties have sought indemnification hereunder without Buyer's consent (such consent not to be unreasonably withheld).

            Section 9.5 Objections to Claims for Indemnification. The Sellers may make a written objection ("Objection") to any claim for indemnification. The Objection shall be delivered to Buyer within thirty (30) days after delivery of written notice to Sellers stating that a Buyer Party has incurred Losses.

            Section 9.6 Resolution by the Parties. The Parties shall attempt in good faith to resolve any claim for indemnification to which an Objection is made.

            Section 9.7 Arbitration. If the Parties are unable to resolve a claim for indemnification to which an Objection has been made within thirty (30) days after delivery of the Objection to Buyer (as such period may be extended by mutual agreement between the Parties), any Party may serve the other with a written demand for arbitration within ten (10) days of the expiration of such 30-day period, whether or not a court action has been commenced by any party relating to such dispute, and such demand for arbitration shall be binding on the parties. Such arbitration shall be held in New York, New York and shall be conducted before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall be chosen by the Sports Capital Entities and Buyer; provided, however, that if the Sports Capital Entities and Buyer cannot agree on the arbitrator, either the Sports Capital Entities or Buyer can request that the American Arbitration Association select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusions of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator regarding any claim for indemnification to which an Objection has been made shall be binding and conclusive. The Parties agree to complete such arbitration as expeditiously as reasonably possible.

                                    ARTICLE X

                              ADDITIONAL AGREEMENTS

            Section 10.1 Press Releases. Except as may otherwise be required by law, the timing and content of all written press releases and other written public announcements and all written announcements to the Company's customers, suppliers, licensors or employees relating to the transactions contemplated by this Agreement shall be jointly prepared and agreed by the Sellers and Buyer.

            Section 10.2 Transaction Expenses. The Company shall pay all expenses incurred by the Company and the Sellers (other than the fees and expenses of Thomas Weisel Partners in connection with the transactions contemplated hereby), and Buyer shall pay all expenses incurred by Buyer in connection with the transactions contemplated hereby (whether consummated or not).

            Section 10.3 Transfers and Other Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Buyer when due, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

            Section 10.4 Further Assurances. The Company and the Sellers shall execute and deliver such further documents and instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transactions contemplated by this Agreement.

            Section 10.5 Transition Assistance. From the date hereof, neither the Company nor any of the Sellers shall in any manner take or cause to be taken any action which is designed, intended or might reasonably be anticipated to have the effect of discouraging customers, employees, suppliers, lessors, and other associates of the Company from maintaining the same business relationships with the Company after the date of this Agreement as were maintained with the Company prior to the date of this Agreement. The Company and the Founders shall cooperate reasonably with Buyer and the Company to enable Buyer and the Company to comply with all legal disclosure obligations in respect of periods prior to the Closing (including, without limitation, in connection with Tax filings, securities transactions and the like), and shall provide such information or testimony as may be reasonably requested by Buyer and/or the Company in connection with any litigation, arbitration, investigation or other proceeding to the extent related to periods prior to the Closing.

            Section 10.6 Certain Tax Matters.

                  (a) Sellers shall prepare or cause to be prepared and file or cause to be filed at the Sellers' expense all Tax Returns of the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date.

                  (b) Buyer shall prepare (or cause to be prepared) and file (or cause to be filed) at the Buyer's expense all Tax Returns of the Company or relating to the operation of the Company's business or the ownership of the Company's assets for all periods ending after the Closing Date. To the extent any Taxes shown due on such Tax Returns are indemnifiable by the Sellers, (i) such Tax Returns shall be prepared in a manner consistent with prior practice unless otherwise required by applicable laws; (ii) Buyer shall provide the Sellers with copies of each such Tax Return at least 30 days prior to the due date for filing such Tax Return; and (iii) the Sellers shall have the right to review and approve (which approval shall not be unreasonably withheld) such Tax Returns for 15 days following the receipt thereof.

                  (c) Buyer and the Sellers shall promptly notify each other in writing of any notice of any Tax audits of or assessments against the Company for any period including or ending prior to the Closing Date. The failure of one party to notify the other party of any such audit or assessment shall not relieve the other party of its indemnification obligations under this Agreement, except to the extent any such failure actually prejudices the defense of any Tax claim. The Sellers shall, at their expense and in their discretion, either settle any Tax claim with respect to any Tax assessed against the Company for any period ending on or prior to the Closing Date at such time and on such terms as they shall deem appropriate or assume the entire defense thereof; provided, however, that the Sellers shall in no event take any position in such settlement or defense that subjects Buyer or the Company to any civil fraud or any civil or criminal penalty.

                  (d) From and after the Closing Date, Buyer and the Sellers shall each (x) provide the other with such assistance as may reasonably be requested by the other party in connection with the preparation of any Tax Return, or the conduct of any audit or other examination by any governmental entity or judicial or administrative proceedings relating to liability of the Company for Taxes; (y) retain and provide the other with any record or other information that reasonably may be relevant to such Tax Return; and (z) provide the other with adequate information, including but not limited to any final determination of any such audit or examination, proceeding or determination that reasonably may be expected to affect any amount required to be shown on any Tax Return of the other party for any period.

            Section 10.7 Noncompetition, Nonsolicitation and Confidentiality.

                  (a) For a period beginning on the Closing Date and ending on the later of (i) two years from the Closing Date and (ii) two years after the date the Founder ceases to be employed by the Company, Buyer or an Affiliate of Buyer (the "Noncompete Period"), each of the Founders shall not, directly or indirectly, either for himself or for any other Person, permit his name to be used by or Participate in any business or enterprise that markets, distributes or sells products that are competitive with those marketed, distributed or sold by the Company by means of direct marketing (Internet, on-line, catalog, etc.) or through retail stores (wherever located) (the "Competitive Activities"). For purposes herein, the term "Participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, member, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise.

                  (b) During the Noncompete Period, each of the Founders shall not, directly or indirectly (i) induce or attempt to induce any employee of the Company or its Affiliates to leave their employ or in any way interfere with the relationship between the Company or its Affiliates and any of their employees or actually hire any of their employees (whether as an employee, consultant, independent contractor or otherwise); provided that if such Founder is terminated by the Company without Cause (as defined in the Employment Agreement), the foregoing shall not apply to the Founder's siblings, spouse or lineal descendants, or (ii) induce or attempt to induce any supplier, licensee, licensor, franchisee, or other business relation of the Company or its Affiliates to cease doing business with them or in any way interfere with the relationship with the Company or its Affiliates and any customer or business relation.

                  (c) Each of the Sellers agrees that he or it shall not, directly or indirectly, use for his or its own purposes or use for or disclose to any third party any of confidential information of the Company without the prior written consent of Buyer or the Company, unless and to the extent that such confidential information (i) becomes generally known to and available for use by the public other than as a result of such Seller's acts or omissions to act; (ii) are rightfully received by such Seller from a party who was not subject to any obligations of confidentiality; or (iii) are required by order of a court of competent jurisdiction (by subpoena or similar process) to be disclosed or discussed by the Seller (provided that in such case, the Seller shall promptly inform

      Buyer or the Company of such order, shall cooperate with Buyer or the Company in attempting to obtain a protective order or to otherwise restrict such disclosure, and shall only disclose such confidential information to the minimum extent necessary to comply with any such court order).

                  (d) The Sellers acknowledge and agree that Buyer's and the Company's remedy at law for any breach of the Sellers' obligations and covenants under this Section 10.7 would be inadequate and Sellers agree that temporary and permanent injunctive relief may be granted in a proceeding brought to enforce any provisions hereof without necessity of proof of actual damage. Nothing contained herein shall in any way limit or exclude any and all other rights or remedies granted by law or equity to Buyer and the Company.

                  (e) It is understood and agreed that should any portion, provision or clause of this Section 10.7 be deemed too broad to permit enforcement to its full extent, then it shall be enforced to the maximum extent permitted by applicable law, and the Founders hereby consent and agree that such scope shall be modified by the court in any proceeding brought to enforce such restriction.

                                   ARTICLE XI

                                   DEFINITIONS

            In addition to the other definitions contained herein, the following definitions shall apply for purposes of this Agreement.

            "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

            "Bankruptcy Exceptions" has the meaning set forth in Section 3.2.

            "Cash" means cash and cash equivalents (including deposits, certificates of deposit, marketable securities and short term investments but excluding restricted cash) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

            "Class A Units" means a unit representing a fractional part of the ownership of the Company and having the rights, preferences and obligations specified with respect to Class A Units in the Operating Agreement.

            "Class B Units" means a unit representing a fractional part of the ownership of the Company and having the rights, preferences and obligations specified with respect to Class B Units in the Operating Agreement.

            "Class C Units" means a unit representing a fractional part of the ownership of the Company and having the rights, preferences and obligations specified with respect to Class C Units in the Operating Agreement.

            "Closing" has the meaning set forth in Section 2.1.

            "Closing Date" has the meaning set forth in Section 2.1.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Company's knowledge" means the actual knowledge of any of the Founders.

            "Environmental and Safety Requirements" means all applicable foreign, federal, state and local statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Financial Statements" has the meaning set forth in Section 3.8.

            "GAAP" means United States generally accepted accounting principles.

            "Indebtedness" means, as of any specified date, the Company's aggregate liabilities and obligations, including, without limitation, any capitalized leases, indebtedness for borrowed money and guarantees of indebtedness and any interest, premium or penalty required with respect to repayment thereof on such date; but excluding trade payables incurred in the ordinary course of business.

            "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures, (ii) inventions (whether or not patentable and whether or not reduced to practice), (iii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith,
(iv) registered or unregistered statutory and common law copyrights and copyrightable works and registrations and applications for registration thereof,
(v) mask works and registrations and applications for registration thereof, (vi) computer software, data, databases and documentation thereof, (vii) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and information, marketing materials and all other proprietary rights), and
(viii) copies and tangible embodiments thereof (in whatever form or medium).

            "Leases" has the meaning set forth in Section 3.13.

            "Leased Real Property" has the meaning set forth in Section 3.13.

            "Lien" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property.

            "Material Adverse Effect" has the meaning set forth in Section 3.9.

            "Multiemployer Plan" has the meaning set forth in Section 3(37) of ERISA.

            "Non Disclosure Agreement" means the non-disclosure agreement between Thomas Weisel Partners and The Sportman's Guide, Inc. dated March 8, 2004.

            "Operating Agreement" means the operating agreement of the Company dated as of October 14, 1999, as amended and supplemented from time to time.

            "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

            "Seller Representative" means the person or entity identified in writing by the Sports Capital Entities as the Seller Representative under this Agreement.

            "Sports Capital Entities" means Sports Capital Partners, LP., a Delaware limited partnership, Sports Capital Partners (CEV), LLC, a Delaware limited liability company, Sports Capital Warehouse, LP., a Delaware limited partnership and their respective successors and assigns.

            "Subsidiary" or "Subsidiaries" means any Person, if the Company (or another Subsidiary of the Company) (i) serves as a general partner, managing member, or trustee with respect to such Person, (ii) holds an equity interest in such Person (directly or indirectly through another Subsidiary or Subsidiaries) and such Person is not classified as either a corporation or an association taxable as a corporation for federal income tax purposes, or (iii) owns or controls directly or indirectly (A) at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) entitled ordinarily to vote for the election of such Person's directors (or in the case of a Person that is not a corporation, for those Persons exercising functions similar to directors of a corporation), or (B) in the case of a Person other than a corporation, a fifty percent (50%) or greater interest in the capital and/or profits of such Person.

            "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, natural resources, customs, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any express or implied obligation of the Company to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

            "Tax Return" means any return, declaration, report, claim for refund, information return, or other document, including any related or supporting schedule, statement, information or attachment, and including any amendment thereof filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

            "Working Capital" means the amount of the Company's total current assets (including Cash) less the amount of the Company's total current liabilities, calculated in accordance with GAAP.

                                   ARTICLE XII

                                  MISCELLANEOUS

            Section 12.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, provided that the provisions in
Article 9 above concerning the Buyer Parties' and Seller Parties' rights to indemnification are intended for the benefit of the Buyer Parties and the Seller Parties, respectively.

            Section 12.2 Entire Agreement. This Agreement (including the documents referred to herein and therein) and the Non-Disclosure Agreement constitutes the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof. The Non-Disclosure Agreement shall survive the termination of this Agreement.

            Section 12.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns; provided that neither the Company nor any Seller may assign either this Agreement or any of its or his rights, interests, or obligations hereunder without the prior written approval of Buyer.

            Section 12.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            Section 12.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 12.6 Notices. Any notice provided for in this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, when telecopied (with hard copy to follow), one business day after being deposited with a reputable overnight courier for next day delivery (charges prepaid), when telecopied (with machine confirmation of receipt and hard copy to follow) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notice will be sent to Buyer or the Company, the Sports Capital Entities, Enterprises, the Founders or the Company (as applicable) at the address or telecopy number indicated below:

                        Notices to Buyer:

                        TGW Acquisition Corporation
                        411 Farwell Avenue
                        South St. Paul, MN 55075
                        Telecopy: (651) 552-5349
                        Attn: Gregory R. Binkley

                        With a copy (which shall not constitute notice) to:

                        Chernesky, Heyman & Kress P.L.L.
                        1100 Courthouse Plaza SW
                        Dayton, OH 45402
                        Telecopy: (937) 463-4947
                        Attn: Steven R. Watts

                        Notices to the Company, the Sports Capital Entities, the Founders and/or Enterprises:

                        The Golf Warehouse, L.L.C.
                        8851 East 34th Street North
                        Wichita, KS 67226
                        Telecopy: (316) 838-5557
                        Attn: Mark S. Marney

                        Sports Capital Partners, LP.
                        527 Madison Avenue
                        10th Floor
                        New York, New York 10022
                        Telecopy: (212) 634-3305
                        Attn: David Moross

                        With a copy (which shall not constitute notice) to:

                        Fulbright & Jaworski L.L.P.
                        666 Fifth Avenue
                        New York, New York 10103
                        Telecopy: (212) 318-3400
                        Attn: Paul Jacobs

                        Foulston Siefkin LLP
                        Bank of America Center
                        100 N. Broadway, Suite 700

                        Wichita, Kansas 67202
                        Telecopy: (316) 267-6345
                        Attn: William R. Wood II

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipients. Any Party may change the address or telecopy number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

            Section 12.7 Governing Law. This Agreement shall be governed by and construed it accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            Section 12.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            Section 12.9 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

            Section 12.10 Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                                    * * * * *

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                       TGW ACQUISITION CORPORATION

                                       By: /s/ Gregory R. Binkley
                                           -------------------------------------
                                           Name: Gregory R. Binkley
                                           Title: President

                                       THE GOLF WAREHOUSE, L.L.C.

                                       By: /s/ R. Michael Marney
                                           -------------------------------------
                                           R. Michael Marney, its President

                                       MARNEY ENTERPRISES, INC.
                                       a Kansas corporation

                                       By: /s/ R. Michael Marney
                                           -------------------------------------
                                           R. Michael Marney, its President

                                       /s/ Mark S. Marney
                                       -----------------------------------------
                                       Mark S. Marney

                                       /s/ R. Michael Marney
                                       -----------------------------------------
                                       R. Michael Marney

                                       /s/ Richard D. Marney
                                       -----------------------------------------
                                       Richard D. Marney

                                       SPORTS CAPITAL PARTNERS, L.P.

                                       By: /s/ Brian D. Crosby
                                           -------------------------------------
                                           Name: Brian D. Crosby
                                           Title: Vice President of Sports
                                                  Capital Partners, LLC, its
                                                  General Partner

                                       SPORTS CAPITAL WAREHOUSE, L.P.

                                       By: /s/ Brian D. Crosby
                                           -------------------------------------
                                           Name: Brian D. Crosby
                                           Title: Vice President of Sports
                                                  Capital Partners, LLC, its
                                                  General Partner

                                       SPORTS CAPITAL PARTNERS (CEV), L.L.C.

                                       By: /s/ Brian D. Crosby
                                           -------------------------------------
                                           Name: Brian D. Crosby
                                           Title: Vice President of Sports
                                                  Capital Partners, LLC, its
                                                  Managing Member

                                                                  EXHIBIT 1.4(a)

                                ESCROW AGREEMENT

      ESCROW AGREEMENT (this "Escrow Agreement") dated as of June 29, 2004, by and among JPMorgan Chase Bank, a New York banking corporation as escrow agent (the "Escrow Agent"), TGW Acquisition Corporation, a Delaware corporation ("Buyer"), The Golf Warehouse, L.L.C., a Delaware limited liability company (the "Company"), Sports Capital Partners, L.P., a Delaware limited partnership, Sports Capital Warehouse, L.P., a Delaware limited partnership, Sports Capital Partners (CEV), L.L.C., a Delaware limited liability company, Marney Enterprises, Inc., a Kansas corporation, Mark S. Marney, R. Michael Marney and Richard D. Marney (collectively, the "Sellers") and Sports Capital Partners, LLC, a Delaware limited liability company, as the Seller Representative.

                              W I T N E S S E T H:

      WHEREAS, Buyer, the Company and the Sellers have entered into a Membership Interest Purchase Agreement (the "Purchase Agreement"), dated as of June 29, 2004, providing for the sale of all of the outstanding Membership Interests of the Company (capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement);

      WHEREAS, pursuant to the Purchase Agreement, it is a condition to Closing that the parties thereto enter into this Escrow Agreement and that four million dollars ($4,000,000) of the Purchase Price (the "Escrow Amount") be delivered to the Escrow Agent; and

      WHEREAS, pursuant to the Purchase Agreement, the Escrow Agent, Buyer, the Company and the Sellers have agreed to enter into this Escrow Agreement.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Escrow Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. Deposit of Escrow Amount. Pursuant to the Purchase Agreement, at the Closing, Buyer shall deposit in escrow with the Escrow Agent the Escrow Amount (the "Escrow Fund"). The Escrow Amount shall be held to reimburse Buyer for any amount that Buyer is entitled under Section 1.5(e) and Section 9.2 of the Purchase Agreement. The amount of Escrow Fund beneficially owned by each Seller and the address of each Seller are set forth on Annex A attached hereto.

      Section 2. Release of Escrow Fund.

      (a) In accordance with and subject to this Escrow Agreement, the Escrow Agent shall distribute amounts from the Escrow Fund to the Sellers as follows:

            (i) On the 90th day after the Closing Date, the Escrow Agent shall distribute from the Escrow Fund to the Sellers on a pro rata basis $500,000 or the balance of the Escrow Fund if such balance on such date is less than $500,000.

            (ii) On the 180th day after the Closing Date, the Escrow Agent shall distribute from the Escrow Fund to the Sellers on a pro rata basis $500,000 or the balance of the Escrow Fund if such balance on such date is less than $500,000.

            (iii) On the first anniversary of the Closing Date, the Escrow Agent shall distribute from the Escrow Fund to the Sellers on a pro rata basis $1,500,000 or the balance of the Escrow Fund if such balance on such date is less than $1,500,000.

            (iv) The funds remaining in the Escrow Fund on the 540th day after the Closing Date shall be paid by the Escrow Agent to the Sellers.

      (b) Whenever Buyer demands a claim that any portion of the Escrow Fund be released from the Escrow Account to any Buyer Parties to which Buyer is entitled under the provisions of Section 1.5(e) or Section 9.2 of the Purchase Agreement (a "Claim"), Buyer shall give notice thereof (an "Escrow Claim Certificate") to the Escrow Agent and the Seller Representative, which Escrow Claim Certificate shall specify the dollar amount of the Claim, together with the information contemplated pursuant to Section 3 of this Escrow Agreement. If the Seller Representative shall not have objected to a Claim specified in an Escrow Claim Certificate in accordance with Section 4 of this Escrow Agreement, the Escrow Agent shall make payment to Buyer, or the identified Buyer Party, of any Claims in accordance with Section 3 of this Escrow Agreement.

      (c) In the event fund transfer instructions are given (other than in writing at the time of the execution of this Escrow Agreement), whether in writing, by telecopier or otherwise the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on the call-back schedule attached hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in the Call-Back Schedule, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers, ("Executive Officers"), which shall include the titles of President, Vice President, General Partner or Managing Member, as the Escrow Agent may select. Such "Executive Officer" shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Buyer or the Seller Representative to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

      Section 3. Claims Upon Escrow Fund

      (a) Upon receipt by the Escrow Agent on or before the Termination Date (as defined herein) of an Escrow Claim Certificate:

            (i) stating that (1) an amount equal to the Overstatement (equal to $100,000 or less) is owed to Buyer pursuant to the final Working Capital amount on the Closing Date Balance Sheet determined in accordance with Section 1.5(e) of the Purchase Agreement, or (2) Losses exist in an aggregate amount greater than $250,000 pursuant to Section 9.2(a), 9.2(b) or 9.2(c) of the Purchase Agreement, and

            (ii) specifying in reasonable detail the calculation of the individual items included in the amount of Losses in such Claim, the date each such item was paid, properly accrued or arose and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall set aside from the Escrow Fund and hold in trust for the benefit of Buyer and any Buyer Party such amount of cash having a value equal to the amount requested.

      (b) The Escrow Agent shall deliver such amount of cash equal to the amount requested pursuant to Section 3(a) of this Escrow Agreement to Buyer or the identified Buyer Party as soon as practicable following the earliest of: (i) receipt of written authorization from the Seller Representative to make such delivery; (ii) receipt of written notice from the arbitrator (with respect to amounts payable under Section 1.5 or Section 9.2 of the Purchase Agreement, as the case may be) or a final decision or order of a court of competent jurisdiction of the claim; or (iii) the close of business on the thirtieth
(30th) day following receipt by the Escrow Agent of an Escrow Claim Certificate to which the Seller Representative has not objected in accordance with Section 4 of this Escrow Agreement.

      Section 4. Objections to Claims.

      (a) At the time of delivery of any Escrow Claim Certificate to the Escrow Agent, a duplicate copy of such Escrow Claim Certificate shall be delivered to the Seller Representative, and for a period of thirty (30) days after such delivery to the Escrow Agent of such Escrow Claim Certificate, the Escrow Agent shall not make any payment from the Escrow Fund pursuant to Section 3 of this Escrow Agreement in respect of the Claims described in such Escrow Claim Certificate unless the Escrow Agent shall have received written authorization from the Seller Representative to make such payment. As soon as practicable after the expiration of such thirty (30) day period, the Escrow Agent shall deliver an amount of cash equal to such Claim from the Escrow Fund; provided, that no such payment or delivery may be made if the Seller Representative shall object in a written statement to the Claim made in the Escrow Claim Certificate specifying in reasonable detail the nature of such objection and the basis therefore under the terms of this Escrow Agreement or the Purchase Agreement, and such statement shall have been delivered to the Escrow Agent and to Buyer prior to the expiration of such thirty (30) day period (an "Objection").

      (a) Buyer and the Seller Representative shall attempt in good faith to resolve any Objection. If they are unable to resolve any Objection, such Objection shall be resolved pursuant to Section 1.5 or Section 9.7 of the Purchase Agreement, as the case may be. The decision of the arbitrator as determined pursuant to Section 1.5 or Section 9.7 of the Purchase Agreement, as the case may be, as to validity and amount of any Claim in such Escrow Claim Certificate shall be binding and conclusive upon the parties to this Escrow Agreement and the Escrow Agent shall be entitled to make or withhold payments out of the Escrow Fund in accordance therewith.

      Section 5. Investment of Funds.

      (a) General. The Escrow Amount shall be invested and reinvested by the Escrow Agent in Approved Investments (as hereinafter defined) or in such other investments as agreed to by the joint written direction of both Buyer and the Seller Representative. As used herein, "Approved Investments" shall mean short-term (thirty (30) days or less maturity) (i) direct obligations of the United States or any agency thereof, (ii) commercial paper rated as Prime-1 by Moody's Investors Service, or as A-1 by Standard & Poor's Corp., or similarly rated by any successor to either of such investment rating services, (iii) certificates of deposit, time deposits or banker's acceptances of any bank having capital and surplus in excess of $250,000,000, or (iv) a money market fund which invests principally in short-term securities issued or guaranteed by the U. S. Government, its agencies or instrumentalities. All income earned on such invested funds shall be retained within the Escrow Account. The Escrow Amount and all earnings, dividends, distributions or interest earned on funds in the Escrow Account is referred to herein as the "Escrow Fund".

      The Escrow Agent shall in its sole discretion vote any and all shareholder proxies, which may be solicited from time to time in connection with such investment. The Escrow Agent shall have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestment made in accordance with any provision which may be contained herein.

      In the event that the Escrow Agent does not receive investment instructions to invest funds held in the escrow account, the Escrow Agent shall invest such funds in a money market account with JPMorgan Chase Bank, or a successor or similar fund, which invests in short-term securities issued or guaranteed by the U. S. Government, its agencies or instrumentalities.

      (b) Tax Reporting. Upon execution of this Escrow Agreement, each party shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number as assigned by the Internal Revenue Service. Notwithstanding anything to the contrary herein, for the period prior to the termination of this Agreement, Buyer shall be treated as the owner of the assets held in the Escrow Account for all income tax purposes (including, without limitation, for information reporting purposes). Accordingly, Buyer shall take into account all items of income (including interest earned on the cash portion of the Escrow Fund), deduction, and credit with respect to the Escrow Account during such period. The Escrow Agent shall distribute to Buyer, no later than the 10th of each month, an amount equal to thirty-six percent (36%) of the income earned on the cash portion of the Escrow Fund during the prior calendar month.

      (c) Standard of Care Relating to Investments. The Escrow Agent shall not commingle the Escrow Fund with any other deposits or accounts, or with its own funds, except in the manner reasonably required for the administration of funds by a reasonable person under applicable law and shall not use any part or all of such funds for its own benefit; provided, however, that nothing herein shall diminish the Escrow Agent's obligation to apply the full amount of any cash received by the Escrow Agent with respect to the Escrow Amount in accordance with the terms hereof.

      (d) Risk of Losses. Notwithstanding anything in this Section 5 to the contrary, all expenses and risk of loss of any investment hereunder shall be born by the party or parties to whom or which all or a portion of the Escrow Amount relating to such investment are ultimately released.

      Section 6. Termination of Escrow. The escrow provided for herein shall terminate on the 540th day after the Closing Date (the "Termination Date"). Promptly following the Termination Date, but not later than ten (10) business days following termination, the Escrow Agent shall deliver to each Seller that amount of Escrow Fund not required to satisfy any unsatisfied Claims specified in any Escrow Claim Certificate theretofore delivered to the Escrow Agent prior to the Termination Date with respect to facts and circumstances existing prior to the Termination Date. As soon as all such Claims for which cash has been retained in the Escrow Fund at the Termination Date have been resolved, the Escrow Agent shall deliver to such Sellers all remaining Escrow Fund and not required to satisfy such Claims and expenses. Each Seller shall receive a pro rata amount of the Escrow Fund available for distribution based on the percentage of the Escrow Fund beneficially owned by such Seller as set forth on Annex A attached hereto.

      Section 7. Duties of Escrow Agent. The Escrow Agent's duties and responsibilities in connection herewith shall be limited to those expressly set forth herein. The Escrow Agent shall not be liable or responsible for any act performed or omitted hereunder in good faith and in the exercise of its own best judgment. The Escrow Agent may rely upon any written notice, demand, certificate or other document which it believes in good faith to be genuine and executed or delivered by the person purporting to execute or deliver such document. The Escrow Agent may confer with legal counsel in the event of any dispute or question with respect to its duties hereunder and shall be fully protected in acting in good faith in accordance with the opinions and instructions of such counsel. The Escrow Agent is hereby authorized to comply with any court order, arbitration ruling or other legal process which stays, enjoins, directs or otherwise affects the transfer or release of the Escrow Fund or any party hereto. In no event shall the Escrow Agent be liable to any party hereto for any special, indirect or consequential loss or damage of any kind whatsoever, even if the Escrow Agent has been advised of such loss or damage. In the event of any disagreement resulting from adverse claims or demands being made with respect to any portion of the Escrow Fund, the Escrow Agent may refuse to comply with any such claims or demands, or refuse to take any other action hereunder, so long as such disagreement continues and the Escrow Agent shall not be liable to any person for its failure or refusal to act and may continue to refuse to act until the rights of the parties have been fully and finally adjudicated by a court of competent jurisdiction (or by an arbitrator or arbitrators) or until the Escrow Agent shall have received a written notice signed by all disagreeing parties instructing the Escrow Agent to act or refrain from acting as specified therein.

      Section 8. Fees and Expenses of Escrow Agent. The Escrow Agent shall be paid a reasonable fee for its services under this Escrow Agreement, as set forth on Schedule A, and shall be reimbursed for its reasonable expenses incurred in connection with the administration of the escrow. The Escrow Agent shall provide an invoice reflecting such fees and expenses to Buyer and the Seller Representative, which invoice shall be due and payable thirty (30) calendar days after its date. All such fees and expenses shall be shared equally between Buyer and the Sellers. The Sellers hereby direct, and Buyer hereby agrees, that all fees and expenses owed by the Sellers to the Escrow Agent pursuant to this Escrow Agreement may be removed from the Escrow Account when due and payable, unless the Seller Representative provides written notice to the Escrow Agent that such fees and expenses are in dispute.

      Section 9. Indemnification of Escrow Agent. The Sellers, on the one hand, and Buyer, on the other, each agrees to indemnify the Escrow Agent and hold it harmless against one-half of any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by the Escrow Agent and arising out of or in connection with the performance of its duties and obligations in accordance with the provisions of this Escrow Agreement, except for any loss, liability or expense incurred as a result of the gross negligence or willful misconduct of the Escrow Agent. This indemnification obligation shall survive the resignation or removal, or the termination of this Escrow Agreement until extinguished by any applicable statute of limitations.

      Section 10. Successor Escrow Agent. The Escrow Agent may resign as the Escrow Agent under this Escrow Agreement (including the Purchase Agreement) by delivering thirty (30) calendar days' prior written notice to the Seller Representative and Buyer. The Seller Representative and Buyer may mutually agree to remove the Escrow Agent at any time upon written notice to the Escrow Agent. If the Escrow Agent resigns or is removed, a successor Escrow Agent shall be appointed by mutual agreement of the Seller Representative and Buyer and such resignation or removal shall take effect upon the effectiveness of such appointment and all obligations of the predecessor Escrow Agent under this Escrow Agreement (including the Purchase Agreement) shall cease at such time. If the Seller Representative and Buyer are unable to agree upon a successor, or shall have failed to appoint a successor prior to the expiration of thirty
(30) calendar days following receipt of the notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Any successor Escrow Agent serving under this Escrow Agreement at any time shall be entitled to all the rights and indemnities granted to the Escrow Agent under this Escrow Agreement as if originally named herein.

      Section 11. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by telex, facsimile or other wire transmission (or the next succeeding business day, if such date of transmission is not a business day) or (iii) three business days (seven business days for overseas mail) after being deposited in the U. S. mail, certified or registered mail, postage prepaid:

      (a)   If to the Seller Representative, addressed as follows:

            Sports Capital Partners, LLC
            527 Madison Avenue
            10th Floor
            New York, NY 10022
            Attention: David Moross
            Telephone No.: (212) 634-3304
            Facsimile No.: (212) 634-3305

            with a copy to:

            Fulbright & Jaworski LLP
            666 Park Avenue
            New York, New York
            Attention: Paul Jacobs, Esq.
            Telephone No.: 212-318-3000
            Facsimile No.:  212-318-3400

            with a copy to:

            R. Michael Marney
            2413 North Ridgeside Circle
            Wichita, Kansas 67205

            with a copy to:

            Foulston Siefkin LLP
            Bank of America Center
            100 N. Broadway, Suite 700

            Wichita, Kansas  67202
            Telecopy: (316) 267-6345
            Attn: William R. Wood II

      (b)   If to Buyer, addressed as follows:

            TGW Acquisition Corporation
            411 Farwell Avenue
            South St. Paul, MN 55075
            Attention: Gregory R. Binkley
            Telephone No.: (651) 451-3030
            Facsimile No.: (651) 552-5349

            with a copy to:

            Chernesky, Heyman & Kress P.L.L.
            1100 Courthouse Plaza SW
            Dayton, OH 45402
            Attention: Steven R. Watts
            Telephone No.: (937) 449-2800
            Facsimile No.: (937) 463-4947

      (c)   If to the Escrow Agent, addressed as follows:

            JPMorgan Chase Bank
            4 New York Plaza
            21st Floor
            New York, NY 10004
            Attention: Simone Lyken
            Telephone No.: (212) 623-5118
            Facsimile No.: (212) 623-6168

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

      Section 12. Amendment. This Escrow Agreement may be amended, modified or supplemented but only in writing signed by Buyer, the Seller Representative and the Escrow Agent.

      Section 13. Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Escrow Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

      Section 14. Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 15. Interpretation. The headings preceding the text of Sections included in this Escrow Agreement and the headings to Schedules attached to this Escrow Agreement are for convenience only and shall not be deemed part of this Escrow Agreement or be given any effect in interpreting this Escrow Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Escrow Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Sections or Schedules shall refer to those portions of this Escrow Agreement.

      Section 16. Governing Law. THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

      Section 17. Further Assurances. Upon reasonable request of any party, each other party will on and after the date hereof execute and deliver such other documents, releases, assignments and other instruments as may be required to carry out the purposes of this Escrow Agreement.

      Section 18. Severability. If any provision of this Escrow Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

      Section 19. Remedies Cumulative. The remedies provided in this Escrow Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

      Section 20. Entire Understanding. This Escrow Agreement and Section 1.4,
Section 1.5, and Article IX of the Purchase Agreement, set forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.

      Section 21. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ESCROW AGREEMENT, SHALL BE BROUGHT

AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      Section 22. No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement and has been represented by counsel of its choice. In the event of any ambiguity or a question of intent or interpretation arises, this Escrow Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Escrow Agreement.

      Section 23. Miscellaneous. Nothing herein shall in any event amend, or in any other respect modify, the rights and obligations of the parties to the Purchase Agreement.

      Section 24. Successor. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

      Section 25. Force Majeure. In the event that the Escrow Agent is unable to perform its obligations under the terms of this Escrow Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, the Escrow Agent shall not be liable for damages to the other parties for any damages resulting from such failure to perform otherwise from such causes. Performance under this Escrow Agreement shall resume when the Escrow Agent is able to perform substantially.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered as of the date first above written.

                                          JPMORGAN CHASE BANK as Escrow Agent

                                          By:___________________________
                                          Name:
                                          Title:

                                          TGW ACQUISITION CORPORATION

                                          By:___________________________
                                          Name:
                                          Title:

                                          THE GOLF WAREHOUSE, L.L.C.
                                          By:___________________________
                                          Name:
                                          Title:

                                          MARNEY ENTERPRISES, INC.
                                          a Kansas corporation

                                          By:_________________________________
                                             R. Michael Marney, its President

                                          ____________________________________
                                          Mark S. Marney

                                          ____________________________________
                                          R. Michael Marney

                                          ____________________________________
                                          Richard D. Marney

                                          SPORTS CAPITAL PARTNERS, L.P.

                                          By:___________________________
                                          Name:
                                          Title:

                                          SPORTS CAPITAL WAREHOUSE, L.P.

                                          By:___________________________
                                          Name:
                                          Title:

                                          SPORTS CAPITAL PARTNERS (CEV), L.L.C.

                                          By:___________________________
                                          Name:
                                          Title:

                                          SPORTS CAPITAL PARTNERS, LLC

                                          By:___________________________
                                          Name:
                                          Title:

                                     ANNEX A

                                           Pro Rata
                                           Percentage of
                        Seller             Escrow Fund       Escrow Amount
Sports Capital Partners, L.P.,                33.43%          1,337,232.17
Sports Capital Warehouse, L.P.                 2.84%            113,768.30
Sports Capital Partners (CEV), L.L.C.         35.42%          1,416,599.65

Marney Enterprises, Inc.
     Class A                                                    212,793.97
     Class B                                                    779,346.16
                                                             -------------
                                              24.80%            992,140.13

Mark S. Marney                                 1.17%             46,753.25
R. Michael Marney                              1.17%             46,753.25
Richard D. Marney                              1.17%             46,753.25
                                           --------          -------------
Total                                        100.00%         $   4,000,000
                                           ========          =============

                                   SCHEDULE A

$6,000 for the escrow period until the entire Escrow Fund is disbursed pursuant to the terms of the Escrow Agreement.

                                    CALL-BACK
                                    SCHEDULE

                     TELEPHONE NUMBER(S) FOR CALL-BACKS AND
           PERSON(S) DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS

IF TO THE BUYER:

WIRE INSTRUCTIONS:

Wells Fargo Bank, ABA #121000248, Account # 6355031049

NAME                                       TELEPHONE NUMBER
----                                       ----------------
1. Charles B. Lingen, CFO                  (651) 552-5106

2. Gregory R. Binkley, President           (651) 552-5103

3. Tom Glowaski                            (651) 552-5129

IF TO THE SELLER REPRESENTATIVE:

WIRE INSTRUCTIONS:

NAME                                       TELEPHONE NUMBER
----                                       ----------------
1. Brian D. Crosby                         (212) 634-3395

2. Leon Gould                              (212) 634-3390

3. _________________                       ________________

                                                                  EXHIBIT 7.1(h)

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT made as of June 29, 2004 between THE GOLF WAREHOUSE, L.L.C., a Delaware limited liability company (the "Company") and _____________________ ("Employee").

                                    RECITALS

      A. Prior to the date hereof, Employee was _________________ and a member of the Company. Effective as of the date hereof, TGW Acquisition Corporation ("Buyer"), a wholly-owned subsidiary of The Sportsman's Guide, Inc., has purchased from Employee and the other members of the Company (the "Sellers") all of the outstanding membership interests in the Company pursuant to the terms of a Membership Interest Purchase Agreement dated as of June 29, 2004 (the "Purchase Agreement") among the Sellers and Buyer.

      B. The obligations of Buyer to consummate the transactions contemplated by the Purchase Agreement are subject to various conditions, including that Employee enter into a new employment agreement with the Company.

      C. The Company and Buyer desire to retain Employee as an employee of the Company, and Employee desires to continue such employment in accordance with the terms set forth herein.

      In consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

      1. Employment. The Company hereby employs Employee to serve as ________________ and Employee hereby accepts such employment, upon the terms and conditions of this Agreement.

      2. Term. The term of Employee's employment hereunder shall commence on the date of this Agreement and shall continue until terminated as provided herein.

      3. Duties. Employee shall have such duties as determined from time to time by the President/CEO of The Sportsman's Guide, Inc. Employee shall perform his duties faithfully, diligently and to the best of his ability and in conformity with Company policies and directives. Employee shall devote his full professional time to the business and affairs of the Company.

      4.    Compensation.

            (a) Salary. The Company shall pay Employee a base salary of $______________ per annum, or such higher rate as the President/CEO of The Sportsman's Guide, Inc. may designate from time to time, payable at the times and in accordance with the Company's standard payroll policy.

            (b) Bonus. Employee shall participate in the annual bonus plan for senior management of the Company.

            (c) Stock Options. Employee shall be eligible to participate in The Sportsman's Guide, Inc. employee stock option program.

            (d) Benefits. Employee shall be entitled to Company-paid health insurance with family coverage, disability insurance and other benefits made available to the Company's senior management.

            (e) Expense Reimbursement. The Company shall reimburse Employee for reasonable expenses incurred on Company business upon submission of satisfactory receipts or other accounting.

            (f) Vacation. Employee shall be entitled to an annual vacation in accordance with the Company's vacation policy for senior management.

      5. Termination. This Agreement and Employee's employment hereunder shall continue until Employee's resignation, disability (as determined by the President/CEO of The Sportsman's Guide, Inc. in his good faith judgment), death or until the President/CEO of The Sportsman's Guide, Inc. determines in his good faith judgment that termination of Employee's employment is in the best interests of the Company. If Employee's employment is terminated by the Company without Cause, during the two year period commencing on the date of such termination, the Company shall continue to pay Employee his base salary (as in effect at the time of termination) in accordance with the Company's standard payroll policy. Notwithstanding the foregoing, upon any breach by Employee of the provisions of Section 7 hereof, the Company's obligation to make any further severance payments hereunder shall immediately terminate, which termination shall not limit, restrict or otherwise affect Employee's continuing obligations under such section.

      6. Inventions and Patents. Employee acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) that relate to the Company's actual or anticipated business, research and development or existing or future products or services that are conceived, developed, made or reduced to practice by Employee while employed by the Company ("Work Product") belong to the Company and Employee hereby assigns, and agrees to assign, all of the Work Product to the Company. Any copyrightable work prepared in whole or in part by Employee in the course of his work for the Company shall be deemed a "work made for hire" under the copyright laws, and the Company shall own all rights therein. To the extent that any such copyrightable work is not a "work made for hire," Employee hereby assigns and agrees to assign to the Company all right, title and interest, including without limitation, copyright in and to such copyrightable work. Employee shall promptly disclose such Work Product and copyrightable work to the Company and perform all actions reasonably requested by the Company (whether during or after his employment) to establish and confirm the Company's ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

      7.    Noncompete, Nonsolicitation and Confidentiality.

            (i) In consideration of the terms and provisions hereof, Employee agrees that during his employment with the Company, Buyer or an Affiliate of Buyer and until the second anniversary of a termination of such employment (the "Noncompete Period"), he shall not, directly or indirectly, either for himself or for any other Person, permit his name to be used by or Participate in any business or enterprise that markets, distributes or sells products that are competitive with those marketed, distributed or sold by the Company by means of direct marketing (Internet, on-line, catalogs, etc.) or through retail stores (wherever located) (the "Competitive Activities"). For purposes of this Agreement, the term "Participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, member, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise.

            (ii) During the Noncompete Period, Employee shall not, directly or indirectly (A) induce or attempt to induce any employee of the Company or its Affiliates to leave their employ or in any way interfere with the relationship between the Company or its Affiliates and any of their employees or actually hire any of their employees (whether as an employee, consultant, independent contractor or otherwise); provided that if Employee is terminated by the Company without Cause, the foregoing shall not apply to Employee's siblings, spouse or lineal descendants, or (B) induce or attempt to induce any supplier, licensee, licensor, franchisee, or other business relation of the Company or its Affiliates to cease doing business with them or in any way interfere with the relationship with the Company or its Affiliates and any customer or business relation.

            (iii) Employee acknowledges that the information, observations and data relating to the business of the Company or its Affiliates of a proprietary and/or confidential nature which the Company possesses or which Employee has obtained as an employee, officer, manager or member of the Company or will obtain during the course of his employment with the Company after the date of this Agreement are the confidential and proprietary property of the Company ("Confidential Information"). Employee agrees that he shall not, directly or indirectly, use for his own purposes or use for or disclose to any third party any of such Confidential Information without the prior written consent of Buyer or the Company, unless and to the extent that the aforementioned matters (a) become generally known to and available for use by the public other than as a result of Employee's acts or omissions to act; (b) are rightfully received by Employee from a party who was not subject to any obligations of confidentiality; or (c) are required by order of a court of competent jurisdiction (by subpoena or similar process) to be disclosed or discussed by Employee (provided that in such case, Employee shall promptly inform Buyer or the Company of such order, shall cooperate with Buyer or the Company in attempting to obtain a protective order or to otherwise restrict such disclosure, and shall only disclose Confidential Information to the minimum extent necessary to comply with any such court order). Employee agrees to deliver to the Company upon termination of employment, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents regardless of the format or media (and copies thereof), containing Confidential Information which he may then possess or have under his control.

            (iv) The parties acknowledge and agree that the Company will suffer irreparable harm from a breach by Employee of any of the covenants or agreements contained in this Section 7. In the event of an alleged or threatened breach by Employee of any of the provisions of this Section 7, the Company or its successors or assigns may, in addition to all other rights and remedies existing in its or their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other equitable relief in order to enforce or prevent any violations of the provisions hereof (including, without limitation, the extension of the Noncompete Period by a period equal to the duration of the violation of Section 7(a)). In the event of an alleged breach or violation by Employee of any of the provisions of Section 7(a), the Noncompete Period shall be tolled until such alleged breach or violation is resolved. Employee acknowledges and agrees that these restrictions are reasonable, and acknowledges and affirms that the Company conducts its business throughout the world.

            (v) If, at the time enforcement is sought of any of the provisions of this Section 7, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

            (vi)  The Company and Employee agree that the covenants made in this
Section 7 are in addition to any noncompetition, nonsolicitation or confidentiality provisions contained in the Purchase Agreement, shall be construed as an agreement independent of any other provision of this Agreement or the Purchase Agreement, and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement or the Purchase Agreement.

      8. Definitions. In addition to the other definitions contained herein, the following definitions shall apply for purposes of this Agreement:

      "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

      "Cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Affiliates or any of their customers or suppliers or with respect to its members, (ii) conduct tending to bring the Company, its members, or any of its Affiliates into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties of the office held by Employee as reasonably directed in writing by the President/CEO of The Sportsman's Guide, Inc., which failure is not cured (if curable) within five days after Employee receives written notice thereof from the President/CEO of The Sportsman's Guide, Inc. or, if not reasonably curable within such period, then within 45 days so long as Employee is diligently attempting to cure, (iv) gross negligence or willful misconduct with respect to the Company or any of its Affiliates or (v) any breach of
Section 7 of this Agreement.

      "Person" means an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, governmental entity or department, agency or political subdivision thereof, or any other legal entity.

      9. Notices. Any notice provided for in this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, when telecopied (with hard copy to follow), one business day after being deposited with a reputable overnight courier for next day delivery (charges prepaid), when telecopied (with machine confirmation of receipt and hard copy to follow) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notice will be sent to the Company or Employee (as applicable) at the address or telecopy number indicated below:

            If to the Company:

                  The Golf Warehouse, L.L.C.
                  8851 East 34th Street North
                  Wichita, Kansas 67226
                  Telecopy:  (316) 838-5557
                  Attn:  Chief Executive Officer

                  with a copy to:

                  Chernesky, Heyman & Kress P.L.L.
                  1100 Courthouse Plaza SW
                  Dayton, Ohio 45402
                  Telecopy:  (937) 463-4947
                  Attn:  Steven R. Watts

                  and a copy to:

                  The Sportsman's Guide, Inc.
                  411 Farwell Avenue
                  South St. Paul, Minnesota 55075
                  Telecopy:  (651) 552-5349
                  Attn:  Gregory R. Binkley

            If to Employee:

                  c/o The Golf Warehouse, L.L.C.
                  8851 East 34th Street North
                  Wichita, Kansas 67226
                  Telecopy:  (316) 838-5557

                  Attn:  _______________________

                  with a copy to:

                  Foulston Siefkin LLP
                  Bank of America Center
                  100 N. Broadway, Suite 700
                  Wichita, Kansas 67202
                  Telecopy:  (316) 267-6345
                  Attn:  William R. Wood II

or such other address or telecopy number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

      10.   General Provisions.

            (a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            (b) Entire Agreement. This Agreement, the Purchase Agreement and the other documents expressly referred to herein or therein constitute the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof, including, without limitation, the Senior Management Agreement dated as of October 14, 1999 between Employee and the Company. Employee hereby releases the Company from any obligations or liability the Company owes or owed to Employee prior to the date hereof.

            (c) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

            (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by Employee, the Company, Buyer and The Sportsman's Guide, Inc. (who shall be deemed to be intended third-party beneficiaries hereof) and their respective successors and assigns; provided that the rights and obligations of Employee under this Agreement shall not be assignable.

            (e) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Kansas without giving effect to any choice or conflict of law provision or rule (whether of the State of Kansas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Kansas.

            (f) Remedies. Each of the parties to this Agreement, Buyer and The Sportsman's Guide, Inc. will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

            (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employee, Buyer and The Sportsman's Guide, Inc. No waiver by any party of any default or breach hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default or breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (h) Indemnification and Reimbursement of Payments on behalf of Employee. The Company shall be entitled to deduct or withhold from any amounts owing from the Company to Employee any federal, state, local or foreign withholding taxes, excise taxes or employment taxes imposed with respect to Employee's compensation or other payments from the Company or its Affiliates, including, but not limited to, wages, bonuses, dividends and/or the receipt or exercise of stock options. Employee shall indemnify the Company for any amounts paid with respect to any such taxes, together with any interest, penalties and related expenses thereto.

            (i) Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           THE GOLF WAREHOUSE, L.L.C.


                                           By:  ________________________________
                                                Name:
                                                Title:

                                           EMPLOYEE

                                           _____________________________________

                                                                  EXHIBIT 7.1(i)

                                  June 29, 2004

TGW Acquisition Corporation
411 Farwell Avenue South
St. Paul, MN 55075

      Re:   The Golf Warehouse, L.L.C.

Ladies and Gentlemen:

      We have acted as special counsel for (i) The Golf Warehouse, L.L.C., a Delaware limited liability company (the "Company"), and (ii) Sports Capital Partners, L.P., a Delaware limited partnership, Sports Capital Warehouse, L.P., a Delaware limited partnership, and Sports Capital Partners (CEV), L.L.C., a Delaware limited liability company (collectively, the "Sports Capital Entities"), in connection with the Membership Interest Purchase Agreement, dated as of the date hereof (without the exhibits and schedules thereto, being hereinafter referred to as the "Purchase Agreement"), by and among TGW Acquisition Corporation ("Buyer"), the Company, the Sports Capital Entities, Marney Enterprises, Inc., Mark S. Marney, R. Michael Marney and Richard D. Marney. This opinion is being rendered to you pursuant to Section 7.1(i) of the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

      In connection with this opinion, we have reviewed:

      (i) the Purchase Agreement;

      (ii) the Escrow Agreement; and

      (iii) the Assignment of Membership Interests, dated the date hereof, from each of the Sports Capital Entities to Buyer; and

      The Purchase Agreement and the Escrow Agreement are collectively referred to herein as the "Transaction Documents." In addition to the Transaction Documents, we have examined such other documents, company records and questions of law as we have deemed necessary for the purposes of rendering this opinion. We have also examined such certificates of public officials, managing members, members and officers of the Company and of Sports Capital Partners, LLC, the general partner of Sports Capital Partners, LP and Sports Capital Warehouse, LP and the managing member of Sports Capital Partners (CEV), LLC, and other Persons as we have deemed relevant and appropriate as a basis for the opinions expressed herein, and we have made no efforts to independently verify the facts set forth in such certificates. True, complete

TGW Acquisition Corporation
Purchase Agreement
June 29, 2004
Page 2

and correct copies of such certificates are attached hereto. Further, in making the foregoing examinations, we have assumed the genuineness of all signatures (other than the signatures of representatives of the Company and the Sports Capital Entities on the Transaction Documents), the legal capacity of each natural person signatory to any of the documents reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. In making the foregoing examinations, we have assumed that all representations and warranties made in the aforesaid documents (other than those which are expressed herein as our opinions) were and are true, correct and complete.

      In rendering the opinions expressed herein, we have assumed (i) that each of the Transaction Documents has been duly authorized, executed and delivered by each of the parties thereto other than the Company and the Sports Capital Entities, (ii) that each such party other than the Company and the Sports Capital Entities has the requisite power and authority to execute, deliver and perform the Transaction Documents, (iii) that the Transaction Documents constitute the legal, valid and binding obligation of each such other party thereto, other than the Company and the Sports Capital Entities, enforceable against each such party in accordance with their respective terms, (iv) that there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or affect the interpretation of the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder, (v) that Buyer has paid the aggregate amount of consideration to be paid to the Sellers as set forth in, and in accordance with
Section 1.4 of the Purchase Agreement and (vi) that each of the documents examined by us (other than the Transaction Documents) has been duly authorized, executed and delivered by each of the parties thereto.

      Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that, in our opinion:

      1. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full and adequate limited liability company power and authority to enter into and perform its obligations under the Transaction Documents, to consummate the transactions contemplated by the Transaction Documents and to carry on its business as presently conducted and own its properties. The Company is qualified to do business as a foreign limited liability company and is in good standing in the State of Kansas.

      2. Each of the Sports Capital Entities is a limited partnership or a limited liability company validly existing and in good standing under the laws of State of Delaware with full and adequate limited partnership or limited liability company, as applicable, power and authority to enter into and perform its obligations under the Transaction Documents, to consummate the transactions contemplated by the Transaction Documents and to carry on its respective business as presently conducted.

TGW Acquisition Corporation
Purchase Agreement
June 29, 2004
Page 3

      3. The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all requisite limited liability company action of the Company and its members, and each Transaction Document has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      4. The execution, delivery and performance by each of the Sports Capital Entities of the Transaction Documents have been duly authorized by all requisite limited liability company or limited partnership, as the case may be, action of such Sports Capital Entity and its members or partners, as the case may be, and each Transaction Document has been duly executed and delivered by each of the Sports Capital Entities and constitutes a valid and binding obligation of such Sports Capital Entity, enforceable against such Sports Capital Entity in accordance with its terms.

      5. Neither the execution, delivery or performance by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated thereby will, except as set forth on Schedule 3.3 to the Purchase Agreement, (i) violate any Applicable Law (as hereinafter defined), (ii) to our knowledge, violate any judgment, order or decree or (iii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under the agreements listed on Schedule 3.16 to the Purchase Agreement (the "Scheduled Material Contracts"), copies of which have been provided to us by the Company. Neither the execution, delivery or performance by any of the Sports Capital Entities of the Transaction Documents, nor the consummation of any of the Sports Capital Entities of the transactions contemplated thereby will (i) to our knowledge, violate any judgment, order or decree or (ii) conflict with or result in the breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under any agreement known to us as to which any of the Sports Capital Entities is a party or by which it is bound.

      6. No consent, approval or authorization of, or declaration to or filing with any governmental body under any Applicable Law is required in connection with the execution and delivery of the Transaction Documents by the Company or any Sports Capital Entity, or the consummation of any of the other transactions contemplated thereby by the Company or any Sports Capital Entity.

      7. Based in part upon the truth and accuracy of the representations of you in the Purchase Agreement, the offer and sale of the membership interests of the Company pursuant to the terms of the Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

      The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

TGW Acquisition Corporation
Purchase Agreement
June 29, 2004
Page 4

            A. The foregoing opinions are expressly limited to matters under and governed by the internal laws of the State of New York (exclusive of conflict of law principles), the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and applicable Federal laws of the United States of America, in each case as in effect on the date hereof and which, in our experience, are normally applicable to the transactions provided for in the Transaction Documents, in each case, however, exclusive of, and without regard to, any Excluded Laws (collectively, the "Applicable Laws"). The term "Excluded Laws" means all (i) municipal, political subdivision (whether created or enabled through legislative action at the federal, state, regional or local level), local and county ordinances, statutes, administrative decisions, laws, rules and regulations, (ii) conflict of law principles and choice-of-law statutes and rules, and (iii) statutes, laws, rules and regulations relating to
(a) pollution or protection of the environment, (b) zoning, land use, building or construction, (c) operation of any asset or property, (d) labor, employment, employee rights and benefits, or occupational safety and health, (e) antitrust,
(f) taxation and (g) Federal or state securities laws (which is covered by paragraph 7 above), in each case with respect to each of subsections (i) through
(iii), (x) as interpreted, construed or enforced pursuant to any judicial, arbitral or other decision or pronouncement, (y) as enacted, promulgated or issued by, or otherwise existing in effect in, any jurisdiction, including, without limitation, any State of the United States of America and the United States of America, and (z) including, without limitation, any and all authorizations, permits, consents, applications, licenses, approvals, filings, registrations, publications, exemptions and the like required by any of them.

            B. The opinions regarding the enforceability of the Transaction Documents are subject to the following:

            (1) The enforceability of such documents may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, probate, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors,
                  (ii) the refusal of a particular court to grant (a) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (b) a particular remedy sought under such documents as opposed to another remedy provided for therein or another remedy available at law or in equity, (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law), and (iv) judicial discretion.

            (2) In rendering the foregoing opinions, we express no opinion as to the availability of certain equitable remedies including specific performance, and we express no opinion as to the legality, validity, enforceability or binding effect of covenants not to compete or of provisions of such

TGW Acquisition Corporation
Purchase Agreement
June 29, 2004
Page 5

                  documents relating to indemnities and rights of contribution to the extent prohibited by public policy or which might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

            (3) Further, we express no opinion herein with respect to compliance with any of the anti-fraud provisions of applicable Federal or state securities laws, rules or regulations.

            C. In rendering the opinions expressed in paragraph 1 above regarding valid existence and good standing of the Company, we have relied solely on certificates of public officials of a recent date and have conducted no further investigation. Such opinions are limited to the dates of such certificates. Our opinion expressed in paragraph 1 above as to the Company having the corporate power and authority to own properties and to carry on its business as presently conducted is based solely on our understanding that the business now conducted by the Company is on-line golf store. In rendering the opinions expressed in paragraph 2 above regarding valid existence and good standing of the Sports Capital Entities, we have relied solely on certificates of public officials of a recent date and have conducted no further investigation. Such opinions are limited to the dates of such certificates. Our opinion expressed in paragraph 2 above as to each Sports Capital Entity having the limited partnership or limited liability company, as applicable, power and authority to carry on its respective business as presently conducted is based solely upon our understanding that each Sports Capital Entity is a private equity fund established to acquire, hold for investment and dispose of equity and equity-related securities and other business interests of any and all types and descriptions (including, without limitation, privately or publicly issued capital stock, convertible instruments, partnership interests, limited liability company interests, evidences of indebtedness, warrants, options or similar contracts) issued by entities that are primarily engaged in sports, leisure and related business throughout the world.

            D. With respect to references herein to "known to us," "to our knowledge" or words or phrases of similar import (whether or not modified by any additional phrases), such references mean the actual, current knowledge that those attorneys of this Firm who devoted substantive attention to the transactions to which this opinion relates have obtained from the following, which constituted the examination for the purposes of the applicable opinions:
(a) their review of documents in connection with rendering this opinion, which review was limited to reviewing the Transaction Documents, the exhibits and schedules thereto, certain Company records, the Scheduled Material Contracts, certificates of officers of the Company and certificates of the general partner of Sports Capital Entities, and which review did not include any examination of courts, boards, other tribunals or public records with respect to any litigation, investigation or proceedings, or judgments, orders or decrees, in any event applicable to the Company or any Sports Capital Entity or any of their respective properties; and (b) representations and warranties of any of the parties set forth in the Transaction Documents or otherwise made to us in their certifications and other writings.

TGW Acquisition Corporation
Purchase Agreement
June 29, 2004
Page 6

      The opinions expressed herein are solely for your benefit and may only be relied upon by you. This opinion may not be furnished to (except in connection with any legal or arbitral proceedings or as may be required by applicable law or otherwise necessary to your defense in any such action), or relied upon by, any other person without the prior written consent of this Firm. The opinions expressed herein are as of the date hereof or, to the extent a reference to a certificate or other document is made herein, as of the date of such certificate or document, and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

                                                  Very truly yours,

                                                  Fulbright & Jaworski L.L.P.

                                                                  EXHIBIT 7.1(i)

                                  June 29, 2004

TGW Acquisition Corporation
411 Farwell Avenue South
St. Paul, MN 55075

      Re:   The Golf Warehouse, L.L.C.

Ladies and Gentlemen:

      We have acted as special counsel for (i) Marney Enterprises, Inc., a Kansas corporation (the "Company"), and (ii) Mark S. Marney, R. Michael Marney and Richard D. Marney (collectively, the "Founders") in connection with the Membership Interest Purchase Agreement, dated as of the date hereof (without the exhibits and schedules thereto, being hereinafter referred to as the "Purchase Agreement"), by and among TGW Acquisition Corporation ("Buyer"), The Golf Warehouse, L.L.C., a Delaware limited liability company, the Company, the Sports Capital Entities, and the Founders. This opinion is being rendered to you pursuant to Section 7.1(i) of the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

            In connection with this opinion, we have reviewed:

      (i)   the Purchase Agreement;

      (ii)  the Escrow Agreement;

      (iii) the Employment Agreements; and

      (iv) the Assignment of Membership Interests, dated the date hereof, from each Founder and the Company to Buyer ("Assignment of Membership Interests").

      The Purchase Agreement, the Escrow Agreement, the Assignment of Membership Interests, and the Employment Agreements are collectively referred to herein as the "Transaction Documents." In addition to the Transaction Documents, we have examined such other documents, company records and questions of law as we have deemed necessary for the purposes of rendering this opinion. Further, in making the foregoing examinations, we have assumed the genuineness of all signatures (other than the signatures of the Founders and the representatives of the Company on the Transaction Documents), the legal capacity of each natural person signatory to any of the documents reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all

TGW Acquisition Corporation
Purchase Agreement
June 29, 2004
Page 2

documents submitted to us as copies. In making the foregoing examinations, we have assumed that all representations and warranties made in the aforesaid documents (other than those which are expressed herein as our opinions) were and are true, correct and complete.

      In rendering the opinions expressed herein, we have assumed (i) that each of the Transaction Documents has been duly authorized, executed and delivered by each of the parties thereto other than the Company and the Founders, (ii) that each such party other than the Company and the Founders has the requisite power and authority to execute, deliver and perform the Transaction Documents, (iii) that the Transaction Documents constitute the legal, valid and binding obligation of each such other party thereto enforceable against each such party in accordance with their respective terms, (iv) that there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or affect the interpretation of the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder, (v) that Buyer has paid the aggregate amount of consideration to be paid to the Sellers as set forth in, and in accordance with Section 1.4 of the Purchase Agreement and (vi) that each of the documents examined by us (other than the Transaction Documents) has been duly authorized, executed and delivered by each of the parties thereto.

      Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that, in our opinion:

      1. The Company is a corporation validly existing and in good standing under the laws of the State of Kansas with full and adequate corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Transaction Documents.

      2. The execution, delivery and performance by the Company of the Transaction Documents to which it is a Party have been duly authorized by all requisite corporate action of the Company, and each Transaction Document to which it is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      3. Each Transaction Document has been duly executed and delivered by each of the Founders and constitutes a valid and binding obligation of the Founders, enforceable in accordance with its terms.

      4. No consent, approval or authorization of, or declaration to or filing with any governmental body under any Applicable Law is required in connection with the execution and delivery of the Transaction Documents by the Company or any Founder, or the consummation of any of the other transactions contemplated thereby by the Company or any Founder.

TGW Acquisition Corporation
Purchase Agreement
June 29, 2004
Page 3

      The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

      A. The foregoing opinions are expressly limited to matters under and governed by the internal laws of the State of Kansas (exclusive of conflict of law principles), and applicable Federal laws of the United States of America, in each case as in effect on the date hereof and which, in our experience, are normally applicable to the transactions provided for in the Transaction Documents, in each case, however, exclusive of, and without regard to, any Excluded Laws (collectively, the "Applicable Laws"). To the extent that the laws of a state or jurisdiction other than the laws of the State of Kansas control or govern any of the Transaction Documents, we assume that the Transaction Documents are valid, binding and enforceable in accordance with the laws of such other state or jurisdiction. To the extent that the Transaction Documents provide that the rights and obligations of the parties thereto are governed by the laws of any state other than the State of Kansas, for the purposes hereof, we have assumed that the laws of any such other state are identical to the laws of the State of Kansas in all respects material to the opinions expressed herein. The term "Excluded Laws" means all (i) municipal, political subdivision (whether created or enabled through legislative action at the federal, state, regional or local level), local and county ordinances, statutes, administrative decisions, laws, rules and regulations, (ii) conflict of law principles and choice-of-law statutes and rules, and (iii) statutes, laws, rules and regulations relating to (a) pollution or protection of the environment, (b) zoning, land use, building or construction, (c) operation of any asset or property, (d) labor, employment, employee rights and benefits, or occupational safety and health, (e) antitrust, (f) taxation and (g) Federal or state securities laws, in each case with respect to each of subsections (i) through
(iii), (x) as interpreted, construed or enforced pursuant to any judicial, arbitral or other decision or pronouncement, (y) as enacted, promulgated or issued by, or otherwise existing in effect in, any jurisdiction, including, without limitation, any State of the United States of America and the United States of America, and (z) including, without limitation, any and all authorizations, permits, consents, applications, licenses, approvals, filings, registrations, publications, exemptions and the like required by any of them.

      B. The opinions regarding the enforceability of the Transaction Documents are subject to the following:

            (1) The enforceability of such documents may be limited or affected by 1) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, probate, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, 2) the refusal of a particular court to grant (a) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (b) a particular remedy sought under such documents as opposed to another remedy provided for therein or another remedy available at law or

TGW Acquisition Corporation
Purchase Agreement
June 29, 2004
Page 4

                  in equity, 3) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law), and 4) judicial discretion.

            (2) In rendering the foregoing opinions, we express no opinion as to the availability of certain equitable remedies including specific performance, and we express no opinion as to the legality, validity, enforceability or binding effect of covenants not to compete or of provisions of such documents relating to indemnities and rights of contribution to the extent prohibited by public policy or which might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

            (3) Further, we express no opinion herein with respect to compliance with any of the anti-fraud provisions of applicable Federal or state securities laws, rules or regulations.

      C. In rendering the opinions expressed in paragraph 1 above regarding valid existence and good standing of the Company, we have relied solely on certificates of public officials of a recent date and have conducted no further investigation. Such opinions are limited to the dates of such certificates.

      The opinions expressed herein are solely for your benefit and may only be relied upon by you. This opinion may not be furnished to (except in connection with any legal or arbitral proceedings or as may be required by applicable law or otherwise necessary to your defense in any such action), or relied upon by, any other person without the prior written consent of this Firm. The opinions expressed herein are as of the date hereof or, to the extent a reference to a certificate or other document is made herein, as of the date of such certificate or document, and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

                                                 Very truly yours,

                                                 FOULSTON SIEFKIN LLP

                                SCHEDULES TO THE

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                    by and among TGW ACQUISITION CORPORATION

                         SPORTS CAPITAL PARTNERS, L.P.,
                         a Delaware limited partnership,

                         SPORTS CAPITAL WAREHOUSE, L.P.,
                         a Delaware limited partnership

                     SPORTS CAPITAL PARTNERS (CEV), L.L.C.,
                      a Delaware limited liability company,

                            MARNEY ENTERPRISES, INC.,
                              a Kansas Corporation,

                                 MARK S. MARNEY,

                                R. MICHAEL MARNEY

                                       and

                                RICHARD D. MARNEY

                            dated as of June 29, 2004

                                  Schedule 1.2
                                 Purchase Price

Net Proceeds before the Escrow Fund: $30,178,208.90

                                                                            Pro Rata      Total Purchase
                                       Return of       Distribution of     Percentage     Price Allocated
            Seller                      Capital         Remainder (a)          (b)           to Seller
Sports Capital Partners, LP           1,402,381.05           7,609,844        33.43%       10,349,457.36
Sports Capital Warehouse, LP            119,309.55             647,426         2.84%          880,503.98
Sports Capital Partners CEV, LLC      1,723,291.40           8,061,504        35.42%       11,201,395.07

Marney Enterprises, Inc.:
   Class A                              145,256.40           1,210,956                      1,569,006.11
   Class B                               25,000.00           4,435,058                      5,239,404.56
                                                                                            ------------
                                                                               24.8%        6,808,410.67

Mark S. Marney                                                 266,061         1.17%          312,813.94
R. Michael Marney                                              266,061         1.17%          312,813.94
Richard D. Marney                                              266,061         1.17%          312,813.94
                                     -------------     ---------------       ------       --------------
Total                                $3,415,238.40     $    22,762,971       100.00%      $30,178,208.90
                                     =============     ===============       ======       ==============

(b) Pro rata percentage is computed by dividing the Seller's distribution amount (column (a)) after return of capital by the total distribution amount available to all Sellers after return of capital.

                                 Schedule 1.4(c)
               Sellers Pro Rata Percentages of the Purchase Price

                                      Pro Rata
                                     Percentage
                                     of Escrow
             Seller                     Fund        Escrow Amount
Sports Capital Partners, LP             33.43%      1,337,232.17
Sports Capital Warehouse, LP             2.84%        113,768.30
Sports Capital Partners CEV, LLC        35.42%      1,416,599.65

Marney Enterprises, Inc.:
   Class A                                            212,793.97
   Class B                                            779,346.16
                                                      ----------
                                         24.8%        992,140.13

Mark S. Marney                           1.17%         46,753.25
R. Michael Marney                        1.17%         46,753.25
Richard D. Marney                        1.17%         46,753.25
                                       ------       ------------
Total                                  100.00%      $  4,000,000
                                       ======       ============

                                  Schedule 1.7
                          Allocation of Purchase Price

PURCHASE PRICE PER SECTION 1.2                                 $ 30,000,000

PURCHASE PRICE ADJUSTMENT PER SECTION 1.3                      $  1,231,951

ESTIMATED COST OF COMPLETING ACQUISITION                       $    800,000

                                                               ------------
   TOTAL ACQUISITION COSTS                                     $ 32,031,951

TANGIBLE NET ASSETS:
    WORKING CAPITAL                           $  3,935,503

    FIXED ASSETS, NET                         $  1,100,000     $  5,035,503
                                              ------------

                                                               ------------
AMOUNT OF INTANGIBLES                                          $ 26,996,448
                                                               ------------

ALLOCATION OF INTANGIBLES:

    CUSTOMER LIST                             $    200,000

    OPT IN E-MAIL ADDRESSESS                  $     50,000

    NONCOMPETE AGREEMENTS                     $    500,000

    TRADENAME/URL'S                           $ 10,200,000

    GOODWILL                                  $ 16,046,448     $ 26,996,448
                                              ------------     ------------

                                  Schedule 1.8
         Payment of Bank Borrowings and Cash Distribution to the Sellers

Loan with Central Bank and Trust Co. located at 8411 E. 21st Wichita, KS 67206 on March 21, 2000 for $600,000.00, which matures on March 21, 2005.

Loan with Central Bank and Trust Co. on January 9, 2002 for $196,420.15, which matures on August 30, 2005.

Line of Credit and Commercial Loan Agreement, dated January 29, 2004, with Central Bank and Trust Co., for maximum amount of $2,502,500 (related agreements include Security Agreement, dated January 9, 2002; Security Agreement, dated August 31, 2000; and letter of agreement dated January 8, 2004).

See also Schedule 3.9.

                                  Schedule 3.1
                        Organization and Corporate Power

The Company is qualified as a foreign corporation in the following jurisdictions:

      -     Kansas

                                  Schedule 3.3
                                Noncontravention

The following agreements contain change of control provisions:

General Agreements:

Advertising Agreement (effective as of January 1, 2003) by and between with The Golf Warehouse, Inc. and The Golf Channel.

Merchants@Amazon.com Participation Agreement (effective as of February 26, 2003) by and between The Golf Warehouse, Inc. and Amazon.com Payments, Inc.

A binding letter of agreement, dated December 18, 2002, by and between with The Golf Warehouse, Inc. and PGA TOUR, Inc. for the Company to build and develop a PGA TOUR branded e-commerce site, a PGA TOUR branded online auction business, and a set of PGA TOUR branded consumer print catalog offerings.

Dedicated Web Hosting Services Agreement between The Golf Warehouse and Interland Inc., a webhosting company in Atlanta, Georgia (currently under negotiation for extension).

Software License Agreement with BoldMotion Corporation dated December 4, 2003.

Security Agreement, dated May 23, 2002, with Acushnet Company for the purchase of Acushnet products.

Work Authorization Agreement with Gateway Companies, Inc. dated May 7, 2000.

Service Agreement with Waste Connections, Inc. dated March 21, 2003.

Information Technology Lease Agreement, dated February 13, 2001, with Cisco Systems Capital for the leasing of the telephone software and hardware equipment.

Vendor Agreements:

Gear for Sports, Inc.
ClickAction Inc.
Apple Sports, Inc.
Polo Ralph Lauren
Pro Tour Memorabilia, LLC
Nike
Wilson/Apple Sports, Inc.
Sonartec Driving Cavity
Oakley

The following agreements require notice of change of control of ownership, but not consent:

Lease agreement for a certain portion of warehouse building located at 8833 E. 34th Street, Wichita, Kansas, dated November 19, 1999, by and between Stephen L. Clark, as trustee of the Steve Clark Trust, created pursuant to a Trust Agreement dated October 4, 1996, executed by Stephen C. Clark as grantor, and Stephen L. Clark as trustee and THE GOLF WAREHOUSE, L.L.C., as amended by the First Amendment Agreement for additional space in the warehouse building located at 8833 E. 34th Street, Wichita, Kansas, dated March 1, 2003, by and between U.S. Business Center, L.L.C., successor in interest to Stephen L. Clark, as trustee of the Steve Clark Trust, created pursuant to a Trust Agreement dated October 4, 1996, and The Golf Warehouse, L.L.C.

                                  Schedule 3.4
                                Insider Interests

NONE

                                  Schedule 3.6
                                 Capitalization

                                                                   UNITS
Class A Units:
   Sports Capital Partners, LP (IMG Domestic)                      3,294
   Sports Capital Warehouse, LP (Cayman)                             280
   Sports Capital Partners CEV, LLC                                3,490
                                 Subtotal Falconhead:              7,065
   Marney Enterprises, Inc.                                          524
                                 Total Class A Units:              7,589

Class B Units:
   Marney Enterprises, Inc.                                        1,920

Class C Units:
   Mark S. Marney                                                     90
   R. Michael Marney                                                  90
   Richard D. Marney                                                  90
                                 Total Class C Units:                270
                                         TOTAL UNITS:              9,779

                                  Schedule 3.7
                          Subsidiaries and Investments

NONE

                                  Schedule 3.8
                              Financial Statements

Attached are:

      - Audited balance sheet and statements of operation, and cash flows as of and for the year ended December 31, 2001, 2002, and 2003; and

      - Unaudited balance sheet and statements of operation, and cash flows as of and for the three months ended March 31, 2004.

The revenue recognition policy used to prepare the financial statements as of and for the three months ended March 31, 2004 was different from the revenue recognition policy used to prepare the audited financial statements as of and for the year ended December 31, 2003:

      - for the March 31, 2004 financial statements, the Company recorded sales at the time of shipment; and

      - for the December 31, 2003 financial statements, the Company recorded retail sales at the time the customer takes possession of the merchandise and purchases are paid for, primarily with either cash or credit card and catalog and e-commerce sales upon customer receipt of merchandise.

                                  Schedule 3.9
                  Events Subsequent to the Latest Balance Sheet

(b) The Company and the Sellers have agreed to make the following payments simultaneously with the Closing out of the proceeds from sale of the Membership
Interests:

      -     A transaction fee of $300,000 to Falconhead Capital.

      - Special one time bonuses in connection with the sale of the Company as follows: $37,500 to R. Michael Marney, $37,500 to Mark S. Marney and $10,000 to Richard D. Marney.

                                  Schedule 3.10
                       Absence of Undisclosed Liabilities

See Schedules 3.9, 3.18 and 3.21.

                                  Schedule 3.12
                                 Title to Assets

Loan with Central Bank and Trust Co. located at 8411 E. 21st Wichita, KS 67206 on March 21, 2000 for $600,000.00, which matures on March 21, 2005.

Loan with Central Bank and Trust Co. on January 9, 2002 for $196,420.15, which matures on August 30, 2005.

Line of Credit and Commercial Loan Agreement, dated January 29, 2004, with Central Bank and Trust Co., for maximum amount of $2,502,500 (related agreements include Security Agreement, dated January 9, 2002; Security Agreement, dated August 31, 2000; and letter of agreement dated January 8, 2004).

Security Agreement, dated May 23, 2002, with Acushnet Company for the purchase of Acushnet products.

Information Technology Lease Agreement, dated February 13, 2001, with Cisco Systems Capital for the leasing of the telephone software and hardware equipment.

Equipment Lease Agreement, dated January 20, 2003, with Kyocera Mita for the leasing of the KM-2530 Digital Copier.

                                  Schedule 3.13
                                Title to Property

Lease agreement for a certain portion of warehouse building located at 8833 E. 34th Street, Wichita, Kansas, dated November 19, 1999, by and between Stephen L. Clark, as trustee of the Steve Clark Trust, created pursuant to a Trust Agreement dated October 4, 1996, executed by Stephen C. Clark as grantor, and Stephen L. Clark as trustee and THE GOLF WAREHOUSE, L.L.C., as amended by the First Amendment Agreement for additional space in the warehouse building located at 8833 E. 34th Street, Wichita, Kansas, dated March 1, 2003, by and between U.S. Business Center, L.L.C., successor in interest to Stephen L. Clark, as trustee of the Steve Clark Trust, created pursuant to a Trust Agreement dated October 4, 1996, and The Golf Warehouse, L.L.C.

                                  Schedule 3.14
                                   Tax Matters

List of all states and foreign countries in which the Company is required to file Tax Returns

Kansas

                                  Schedule 3.15
                              Intellectual Property

The Company's trade names are as follows:

The Golf Warehouse                                tgwfitness.biz
The Golf Warehouse, L.L.C.                        tgw-fitness.biz
Thegolfwarehouse.com                              tgw-fitness.net
tgw.com                                           tgwfitness.org
baseballsavings.com                               tgw-fitness.org
golfb2c.com                                       tgwforwomen.com
golfbtoc.com                                      tgw-ict.com
golfciti.biz                                      tgwmall.com
golf-citi.com                                     tgwsales.com
golfciti.net                                      tgwtravel.com
golf-citi.net                                     tgwwoman.com
golfciti.org                                      thegolferswarehouse.biz
golfcity.com                                      thegolferswarehouse.net
golfers-warehouse.biz                             thegolfwarehouse.biz
golfers-warehouse.net                             thegolfwarehouse.com
golfwarehouse.biz                                 thegolfwarehouse.net
golf-warehouse.com                                thegolfwarehouse.biz
golfwarehouse.net                                 thegolfwarehouse.com
golf-warehouse.net                                thegolfwarehouse.net
progolfdirect.com                                 totalgolfwarehouse.com
softballsavings.com                               totalgolfwarehouse.net
tgw.biz                                           totalgolfwarehouse.org

The Company currently utilizes the following non-mass marketed software systems:
MACS, Great Plains Financial Software, Oracle, Unitymail, and MSDN.

The Company entered into a software license agreement, dated December 4, 2003, with BoldMotion Corporation, under which BoldMotion granted the Company a non-exclusive, non-sublicensable, non-transferrable license to use software product called Motion Pages.

A binding letter of agreement, dated December 18, 2002, by and between with The Golf Warehouse, Inc. and PGA TOUR, Inc. for the Company to build and develop a PGA TOUR branded e-commerce site, a PGA TOUR branded online auction business, and a set of PGA TOUR branded consumer print catalog offerings.

The Company owns the website tgw.com and licenses the related software to operate its e-commerce platform.

                                  Schedule 3.16
                            Contracts and Commitments

Employment Agreements:

Senior Management Agreement, dated as of October 14, 1999 with Mark S. Marney.

Senior Management Agreement, dated as of October 14, 1999 with R. Michael
Marney.

Senior Management Agreement, dated as of October 14, 1999 with Richard D.
Marney.

The Senior Management Agreements are the only written agreements with employees. All other employees are at will employees employed in the normal course of business. See also Schedule 3.20.

Loan Agreements:

Loan with Central Bank and Trust Co. located at 8411 E. 21st Wichita, KS 67206 on March 21, 2000 for $600,000.00, which matures on March 21, 2005.

Loan with Central Bank and Trust Co. on January 9, 2002 for $196,420.15, which matures on August 30, 2005.

Line of Credit and Commercial Loan Agreement, dated January 29, 2004, with Central Bank and Trust Co., for maximum amount of $2,502,500 (related agreements include Security Agreement, dated January 9, 2002; Security Agreement, dated August 31, 2000; and letter of agreement dated January 8, 2004).

Lease Agreements:

See Schedules 3.12 and 3.13

License Agreements:

See Schedule 3.15

Distribution, Marketing or Sales Agreements:

Advertising Agreement (effective as of January 1, 2003) by and between with The Golf Warehouse, Inc. and The Golf Channel.

Merchants@Amazon.com Participation Agreement (effective as of February 26, 2003) by and between The Golf Warehouse, Inc. and Amazon.com Payments, Inc.

A binding letter of agreement, dated December 18, 2002, by and between with The Golf Warehouse, Inc. and PGA TOUR, Inc. for the Company to build and develop a PGA TOUR branded e-commerce site, a PGA TOUR branded online auction business, and a set of PGA TOUR branded consumer print catalog offerings.

Link Share Agreement with various internet related services.

Other Material Agreements:

Dedicated Web Hosting Services Agreement between The Golf Warehouse and Interland Inc., a webhosting company in Atlanta, Georgia (currently under negotiations for extension).

See also Schedule 3.3.

                                  Schedule 3.17
                                    Insurance

Directors & Officers Liability Insurance for September 30, 2003 through September 30, 2004 (see attached renewal quotation letter for terms thereof).

See also attached Summary of Insurance.

                                  Schedule 3.18
                                   Litigation

California Foundation for Business Ethics, Inc. v. TGW and PGA: This case has been settled. The Company's obligation pursuant to the settlement is to distribute coupons to certain past customers in the State of California.

In "Beyond Interactive Inc. (formerly known as Media Dot Com Digital) and Grey Global Group, Inc. (formerly known as Grey Advertising Inc.) v. The Golf Warehouse LLC, Supreme Court of the State of New York, County of New York, Index No. 600047/02," plaintiff sought to recover $161,098 allegedly owed due to plaintiff acting as the agency of record ("AOR") for media advertising for the Company. The Company has answered the Verified Complaint, denied liability and asserted counterclaims in which the Company sought damages arising from plaintiff's misrepresentations that induced the Company to retain plaintiff as its AOR and plaintiff's inadequate and unsatisfactory performance as the Company's AOR.

                                  Schedule 3.20
                                Employee Benefits

Group health and dental plan.

Employee benefit policy described in the Company's Employee Handbook last revised November 2003.

Employment Agreements

Senior Management Agreement, dated as of October 14, 1999 with Mark S. Marney.

Senior Management Agreement, dated as of October 14, 1999 with R. Michael
Marney.

Senior Management Agreement, dated as of October 14, 1999 with Richard D.
Marney.

                                  Schedule 3.21
                    Environmental, Health and Safety Matters

The Company is party to various fully insured workmen's compensation claims in the ordinary course of business.

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

                                  Schedule 3.22
                                    Suppliers

TaylorMade
Titleist
Nike
Callaway
Armour/Teardrop/Ram
Footjoy
Mizuno
Ping
Adams
Cobra

The Company approached the above suppliers regarding their intended relationships with the Company after the Closing. The Company has received certain documents relating to post-Closing relationships with the Company from all of the above suppliers except Ping.

                                  Schedule 3.24
                                  Customer List

                   NUMBER OF      NUMBER OF        NUMBER OF
   RECENCY         HOUSEHOLDS    MULTI BUYERS    SINGLE BUYERS
   -------         ----------    ------------    -------------
0 to 3 Months        90,809         46,109          44,700
4 to 6 Months        52,639         19,760          32,879
7 to 12 Months       81,978         29,906          52,072
  TOTAL             225,426         95,775         129,651

13 to 24 Months     109,525         31,247          78,278
25 to 36 Months      73,221         16,003          57,218
37 Plus Months       54,052          8,789          45,263
        TOTAL       236,798         56,039         180,759

  GRAND TOTAL       462,224        151,814         310,410

                                       26